Exhibit 4.21

Execution Version

Supplemental Capital Securities Indenture

DEUTSCHE BANK AKTIENGESELLSCHAFT,

Issuer

AND

THE BANK OF NEW YORK MELLON,

Trustee

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Paying Agent, Calculation Agent, Transfer Agent and Registrar and Authenticating Agent

First Supplemental Capital Securities Indenture

Dated as of November 21, 2014

to the Capital Securities Indenture

Dated as of November 6, 2014

Undated Non-cumulative Fixed to Reset Rate

Additional Tier 1 Notes of 2014

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Section 14.02	Submission to Jurisdiction	36
Section 14.03	Payments Subject to Fiscal Laws	36

ARTICLE 15	MISCELLANEOUS PROVISIONS	37

Section 15.01	Scope of Supplemental Capital Securities Indenture	37
Section 15.02	Provisions of Supplemental Capital Securities Indenture for the Sole Benefit of Parties and Holders of $NC10 Notes	37
Section 15.03	Successors and Assigns of Issuer Bound by Supplemental Capital Securities Indenture	37
Section 15.04	Conflict of any Provisions of Supplemental Capital Securities Indenture with Trust Indenture Act	37
Section 15.05	Other Currencies	37
Section 15.06	Counterparts	38
Section 15.07	Effect of Headings	38
Section 15.08	Not Responsible for Recitals or Issuance of $NC10 Notes	38
Section 15.09	Waiver of Right to Set-Off	38

EXHIBITS

EXHIBIT A:	Form of Global Note
EXHIBIT B:	Form of Trigger Event Notice to DTC and Holders
EXHIBIT C:	Form of Trigger Event Notice to Trustee and Paying Agent for Informational Purposes
EXHIBIT D:	Form of Interest Cancellation Notice to DTC and Holders
EXHIBIT E:	Form of Interest Cancellation Notice to Trustee and Paying Agent for Informational Purposes

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THIS FIRST SUPPLEMENTAL CAPITAL SECURITIES INDENTURE, dated as of November 21, 2014 among DEUTSCHE BANK AKTIENGESELLSCHAFT (the “Issuer”), THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as Paying Agent, Calculation Agent, Transfer Agent and Registrar and Authenticating Agent.

W I T N E S S E T H :

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee a capital securities indenture, dated as of November 6, 2014 (the “Base Capital Securities Indenture”), providing for the issuance from time to time of one or more series of its subordinated unsecured capital securities that are intended to qualify as Additional Tier 1 capital (zusätzliches Kernkapital) within the meaning of the CRR (as defined herein) (the “Capital Securities”);

WHEREAS, Section 8.01(d) of the Base Capital Securities Indenture provides that the Issuer and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Capital Securities;

WHEREAS, the Issuer, pursuant to the foregoing authority, proposes in and by this first supplemental capital securities indenture (the “Supplemental Capital Securities Indenture” and, together with the Base Capital Securities Indenture, the “Capital Securities Indenture”) to supplement the Base Capital Securities Indenture insofar as it will apply only to the undated non-cumulative fixed to reset rate Additional Tier 1 notes of 2014 (the “$NC10 Notes”) issued hereunder (and not to any other series of Capital Securities); and

WHEREAS, all things necessary have been done to make the $NC10 Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and to make this Supplemental Capital Securities Indenture a valid agreement of the Issuer, in accordance with their and its terms;

NOW, THEREFORE:

In consideration of the premises and the purchases of the $NC10 Notes by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the $NC10 Notes as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01     Definitions. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Base Capital Securities Indenture unless otherwise indicated. For all purposes of this Supplemental Capital Securities Indenture and the $NC10 Notes, the following terms are defined as follows:

“Additional Amounts” has the meaning set forth in Section 8.01.

“Additional Tier 1 Capital” means the $NC10 Notes and any other instruments that qualify as additional tier 1 capital (zusätzliches Kernkapital) under the CRR.

“Agent Members” has the meaning set forth in Section 5.04.

“Agents” means the Paying Agent, Calculation Agent, the Transfer Agent, the Registrar and the Authenticating Agent.

“AT1 Instruments” has the meaning set forth in Section 6.11.

“Authenticating Agent” means DBTCA.

“Authorized Agent” has the meaning set forth in Section 14.02.

“Authorized Signatories” means any two persons acting together authorized by the Issuer, its articles of association or otherwise under German law to act on behalf of the Issuer.

“Available Distributable Items” means, with respect to any payment of interest, the profit (Gewinn) as of the end of the financial year of the Issuer immediately preceding the relevant Interest Payment Date, and for which audited annual financial statements are available, plus (i) any profits carried forward and distributable reserves (ausschüttungsfähige Rücklagen), minus (ii) any losses carried forward and any profits which are non-distributable pursuant to applicable law or the Articles of Association of the Issuer and any amounts allocated to the non-distributable reserves, provided that such profits, losses and reserves shall be determined on the basis of the unconsolidated financial statements of the Issuer prepared in accordance with accounting principles generally accepted in the Federal Republic of Germany as described in the German Commercial Code (Handelsgesetzbuch) and other applicable German law then in effect and not on the basis of its consolidated financial statements.

“Business Day” means a day (other than Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in New York and Frankfurt.

“Calculation Agent” means DBTCA.

“Calculation Period” has the meaning set forth in Section 3.07.

“Code” has the meaning set forth in Section 14.03.

“Common Equity Tier 1 Capital Ratio” has the meaning set forth in Section 6.10.

“competent resolution authority” means any authority with the ability to exercise a Resolution Measure.

“competent supervisory authority” means any authority primarily responsible for the prudential supervision of the Issuer.

“corporation” means any corporation, association, limited liability company, company or business trust.

“CRD IV” means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in the Capital Securities Indenture and the terms of the $NC10 Notes shall refer to such amended provisions or successor provisions.

“Day Count Fraction” has the meaning set forth in Section 3.07.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Determination Date” means, in respect of the Reference Rate to be determined in relation to the period from a Reset Date (inclusive) to the next following Reset Date (exclusive), the second Business Day preceding the Reset Date on which such period commences.

“Distribution” means any kind of payment of dividends or interest.

“Early Redemption Date” means the First Call Date and any fifth anniversary of the immediately preceding Early Redemption Date.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“FATCA” has the meaning set forth in Section 14.03.

“First Call Date” means April 30, 2025.

“5 year Swap Rate Quotations” means the arithmetic mean of the bid and offered rates for the semi-annual fixed leg (calculated on the basis of a 360-day year of twelve 30-day months) of a fixed-for-floating USD interest rate swap transaction which (i) has a term of 5 years commencing on the relevant Reset Date, (ii) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market and (iii) has a floating leg based on the 3-month USD LIBOR rate (calculated on the basis of the actual number of days elapsed in a 360-day year).

“Global Security” has the meaning set forth in Section 5.01.

“Holder,” “Holder of $NC10 Notes” or other similar term means the registered holder of any $NC10 Note or, subject to Section 5.04 hereof, any holder of a proportionate co-ownership or other beneficial interest or right in the $NC10 Notes.

“incorporated provision” has the meaning set forth in Section 15.04.

“Interest Amount” shall have the meaning set forth in Section 3.03.

“Interest Commencement Date” shall have the meaning set forth in Section 3.01.

“Interest Payment Date” means 30 April in each year.

“Interest Period” means the period from the Interest Commencement Date (inclusive) to the first Interest Payment Date (exclusive) and thereafter from each Interest Payment Date (inclusive) to the next following Interest Payment Date (exclusive).

“Issuer” means the company named as the “Issuer” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Capital Securities Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” means a written statement, request or order of the Issuer signed in its name by any two Authorized Signatories of the Issuer.

“Maximum Distributable Amount” or “MDA” has the meaning set forth in Section 6.11.

“$NC10 Note” or “$NC10 Notes” has the meaning specified to it in the third recital paragraph of this Supplemental Capital Securities Indenture.

“Paying Agent” means DBTCA, with respect to payments to be made in U.S. Dollars (or such other currency as to which DBTCA or its agent has agreed to make payments hereunder), or any person authorized by the Issuer in accordance with Section 3.04 of the Base Capital Securities Indenture.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” means $NC10 Notes issued in definitive, fully registered form without interest coupons.

“Rate of Interest” has the meaning set forth in Section 3.02.

“Redemption Date,” when used with respect to any $NC10 Note to be redeemed, means the date fixed for such redemption by or pursuant to this Supplemental Capital Securities Indenture.

“Redemption Amount” of each $NC10 Note, unless previously redeemed in whole or in part or repurchased and cancelled, shall be the initial nominal amount of such $NC10 Note, except in the event that the Issuer redeems the $NC10 Notes in accordance with Section 6.03, Section 6.04 and Section 6.05; in these cases the “Redemption Amount” of each $NC10 Note, unless previously redeemed in whole or in part or repurchased and cancelled, shall be the then current nominal amount of such $NC10 Note as reduced by any write-downs (to the extent not made up for by write-up(s)).

“Reference Banks” means five leading swap dealers in the interbank market.

“Reference Rate” means the 5 year semi-annual swap rate for USD swap transactions, expressed as an annual rate, as displayed on the Reuters screen “ISDAFIX1” (or any successor page) (the “Screen Page”) under the heading “11:00 AM” (as such heading may appear from time to time) as at 11:00 a.m. New York time on the relevant Determination Date.

“Registrar” means DBTCA.

“Regular Record Date” has the meaning set forth in Section 3.01(d).

“Reset Date” means the First Call Date and any fifth anniversary of the immediately preceding Reset Date.

“Resolution Measure” has the meaning set forth in Section 2.03.

“Special Record Date” has the meaning set forth in Section 12.04.

“Specified Currency” has the meaning set forth in Section 2.01.

“Specified Denomination” has the meaning set forth in Section 2.01.

“Tier 1 Instruments” means capital instruments which, according to the CRR, qualify as common equity Tier 1 capital or Additional Tier 1 Capital.

“Transfer Agent” means DBTCA.

“Trigger Event” has the meaning set forth in Section 6.10.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Supplemental Capital Securities Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“U.S. Dollar” or “USD” means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Write-up Date” has the meaning set forth in Section 6.11.

Section 1.02     Incorporation by Reference of Trust Indenture Act. Whenever this Supplemental Capital Securities Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Supplemental Capital Securities Indenture.

The following Trust Indenture Act terms used in this Supplemental Capital Securities Indenture have the following meanings:

“indenture securities” means the $NC10 Notes;

“indenture security holder” means a Holder;

“indenture to be qualified” means the Capital Securities Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the $NC10 Notes means the Issuer and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Supplemental Capital Securities Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by U.S. Securities Exchange Commission rule have the meanings assigned to them by such definitions.

Section 1.03     Rules of Construction.

(a)         For all purposes of this Supplemental Capital Securities Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)         the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; and

(2)         the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Capital Securities Indenture as a whole and not to any particular Article, Section or other subdivision.

(b)         Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Base Capital Securities Indenture.

(c)         To the extent the terms of the Base Capital Securities Indenture are inconsistent with provisions of this Supplemental Capital Securities Indenture, the terms of this Supplemental Capital Securities Indenture shall govern, but only with respect to the $NC10 Notes.

ARTICLE 2

TITLE OF THE $NC10 NOTES; SUBORDINATION UNIMPAIRED; RESOLUTION MEASURES

Section 2.01     Title. The $NC10 Notes shall be known and designated as the “Fixed to Reset Rate Additional Tier 1 Notes of 2014” of the Issuer. The aggregate principal amount of the $NC10 Notes that may be authenticated and delivered under this Supplemental Capital Securities Indenture shall not initially exceed $1,500,000,000 (except as otherwise provided in the Capital Securities Indenture). This series of $NC10 Notes of the Issuer is being issued in USD (the “Specified Currency”) in the aggregate nominal amount of U.S.$ 1,500,000,000 (in words: one billion five hundred million U.S. dollars) in minimum denominations of U.S.$ 200,000 and integral multiples of U.S.$ 200,000 in excess thereof (the “Specified Denomination”).

Section 2.02     Subordination Unimpaired. No subsequent agreement may limit the subordination pursuant to the provisions set out in this Supplemental Capital Securities and Article 13 of the Base Capital Securities Indenture or shorten the term of the $NC10 Notes or any applicable notice period. If the $NC10 Notes are redeemed or repurchased by the Issuer otherwise than in the circumstances described in Section 13.01 of the Base Capital Securities Indenture or as a result of a redemption pursuant to Section 6.03, Section 6.04, or Section 6.05, then the amounts redeemed or paid must be returned to the Issuer irrespective of any agreement to the contrary unless the competent supervisory authority of the Issuer has given its consent to such redemption or repurchase. A termination or redemption of the $NC10 Notes pursuant to Article 6 or a repurchase of the $NC10 Notes requires, in any event, the prior consent of the competent supervisory authority of the Issuer.

Section 2.03     $NC10 Notes Subject to Resolution Measures. By subscribing for or otherwise acquiring the $NC10 Notes, the Holders shall be bound by and shall be deemed to consent to the imposition of any Resolution Measure (as defined below) by the competent resolution authority.

(a)     Under the relevant resolution laws and regulations as applicable to the Issuer from time to time, the $NC10 Notes may be subject to the powers exercised by the competent resolution authority to:

(1)          write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount in respect of the $NC10 Notes;

(2)          convert the $NC10 Notes into ordinary shares or other instruments qualifying as core equity tier one capital; and/or

(3)          apply any other resolution measure, including, but not limited to, (i) any transfer of the $NC10 Notes to another entity, (ii) the amendment of the terms and conditions of the $NC10 Notes or (iii) the cancellation of the $NC10 Notes;

(each, a “Resolution Measure”).

For the avoidance of doubt, any non-payment by the Issuer arising out of any such Resolution Measure will not constitute a Non-Payment Event under the terms of the $NC10 Notes or the Capital Securities Indenture.

(b)     By its acquisition of the $NC10 Notes, each Holder shall be deemed irrevocably to have agreed:

(1)           to be bound by any Resolution Measure;

(2)           that it will have no claim or other right against the Issuer arising out of any Resolution Measure; and

(3)           that the imposition of any Resolution Measure will not constitute a default or an event of default under the $NC10 Notes, the Capital Securities Indenture or the Trust Indenture Act.

(a)      The terms and conditions of the $NC10 Notes shall continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, the $NC10 Notes, subject to any modification of the amount of interest payable to reflect the reduction of the principal amount, and any further modification of the terms that the competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the Federal Republic of Germany.

(b)     No repayment of the then-current principal amount of the $NC10 Notes or payment of interest thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) shall become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the Federal Republic of Germany then applicable to the Issuer.

(c)     By its acquisition of the $NC10 Notes, each Holder waives, to the extent permitted by the Trust Indenture Act, any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the $NC10 Notes.

(d)     Upon the imposition of a Resolution Measure by the competent resolution authority with respect to the $NC10 Notes, the Issuer shall provide a written notice directly to the Holders in accordance with Article 10 as soon as practicable regarding such imposition of a Resolution Measure for purposes of notifying Holders of such occurrence. The Issuer shall also deliver a copy of such notice to the Trustee and the Paying Agent for information purposes. Any delay or failure by the Issuer to give notice shall not affect the validity and enforceability of any Resolution Measure nor the effects thereof on the $NC10 Notes.

(e)     If the Issuer has elected to redeem any $NC10 Notes but prior to the payment of the redemption amount (i) the competent resolution authority has imposed a Resolution Measure with respect to the $NC10 Notes or (ii) a Trigger Event has occurred, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

(f)     Upon the imposition of any Resolution Measure by the competent resolution authority, the Trustee shall not be required to take any further directions from Holders of the $NC10 Notes under Section 5.09 of the Base Capital Securities Indenture, which section authorizes Holders of a majority in aggregate outstanding principal amount of the $NC10 Notes to direct certain actions relating to the $NC10 Notes, and if any such direction was previously given under Section 5.09 of the Base Capital Securities

Indenture to the Trustee by the holders, it shall automatically cease to be effective, be null and void and have no further effect. The Capital Securities Indenture shall impose no duties upon the Trustee or the Agents whatsoever with respect to the imposition of any Resolution Measure by the competent resolution authority. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by the competent resolution authority, the $NC10 Notes remain outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of the $NC10 Notes), then the Trustee’s and the Paying Agent’s duties under the Capital Securities Indenture shall remain applicable with respect to the $NC10 Notes following such completion to the extent that the Issuer, the Trustee and the Agents agree pursuant to a supplemental indenture, unless the Issuer, the Trustee and the Agents agree that a supplemental indenture is not necessary.

(g)     By its acquisition of the $NC10 Notes, each Holder shall be deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by the competent resolution authority of its decision to exercise such power with respect to the $NC10 Notes and (ii) authorized, directed and requested the Depositary and any direct participant in the Depositary or other intermediary through which it holds such Notes to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to the $NC10 Notes as it may be imposed, without any further action or direction on the part of such Holders of the $NC10 Notes, the Trustee or the Agents.

(h)     If the competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of the $NC10 Notes, unless the Trustee or the Agents are otherwise instructed by the Issuer or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the $NC10 Notes pursuant to the Resolution Measure will be made on a substantially pro rata basis among the $NC10 Notes.

(i)     The Issuer’s obligations to indemnify the Trustee and the Agents in accordance with the Section 6.02 and Section 6.06 of the Base Capital Securities Indenture shall survive the imposition of a Resolution Measure by the competent resolution authority with respect to the $NC10 Notes.

ARTICLE 3

INTEREST ON THE $NC10 NOTES

Section 3.01    Interest Payment Dates.

(a)        Subject to a cancellation of interest payments pursuant to Section 3.08 and a write-down pursuant to Section 6.10 and Section 6.11, the $NC10 Notes shall bear interest on their aggregate nominal amount from November 21, 2014 (the “Interest Commencement Date”) (inclusive) to the first Interest Payment Date (exclusive), and thereafter from each Interest Payment Date (inclusive) to the next following Interest Payment Date (exclusive). In the event of a write-down pursuant to Section 6.10, the $NC10 Notes shall for the full respective Interest Period in which such write-down occurs only bear interest on the aggregate nominal amount which has been reduced accordingly; a potential write-up pursuant to Section 6.11 which may occur on the relevant Interest Payment Date will not be taken into account for such Interest Period and will only become effective from the Interest Period commencing on the Interest Payment Date on which the write-up occurs.

(b)        The first Interest Payment Date is April 30, 2015.

(c)        If any Interest Payment Date would otherwise fall on a day which is not a Business Day, it shall be postponed to the next day which is a Business Day. Holders shall not be entitled to further interest or other payment in respect of such postponement.

(d)        A Holder of a $NC10 Note at the close of business on the Business Day immediately preceding an Interest Payment Date (the “Regular Record Date”) shall be entitled to receive interest payable pursuant to Section 3.02 on such $NC10 Note on the corresponding Interest Payment Date.

Section 3.02    Rate of Interest. Unless expressly provided otherwise below, the Rate of Interest (the “Rate of Interest”) for any Interest Period shall be

(a)        for the period from the Interest Commencement Date (inclusive) to the First Call Date (exclusive) a fixed rate of 7.50 per cent. per annum, and

(b)        for the period from the First Call Date (inclusive) the Reference Rate plus the initial credit spread of 5.003 per cent. per annum.

In the event that the Reference Rate does not appear on the Screen Page on the relevant Determination Date, Reference Rate shall mean the percentage rate, expressed as an annual rate, determined on the basis of the 5 year Swap Rate Quotations provided by the Reference Banks to the Calculation Agent at approximately 11.00 a.m. New York time on the Determination Date. If at least three quotations are provided, the rate for that Determination Date will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two quotations are provided, the Reference Rate will be the arithmetic mean of the quotations provided. If only one quotation is provided, the Reference Rate will be the quotation provided. If no quotations are provided, the Reference Rate will be equal to the last available 5 year semi-annual swap rate for USD swap transactions on the Screen Page, expressed as an annual rate.

Section 3.03    Interest Amount. The Calculation Agent will, forthwith after the determination of the Reference Rate, determine the applicable Rate of Interest and calculate the amount of interest payable on the $NC10 Notes in respect of the Specified Denomination (subject to Section 6.10) (the “Interest Amount”) for the relevant Interest Periods. The Interest Amount shall be calculated by applying the Rate of Interest and the Day Count Fraction to the Specified Denomination and rounding the resultant figure to the nearest unit of the Specified Currency, with 0.5 of such unit being rounded upwards.

Section 3.04    Notification of Rate of Interest and Interest Amount. The Calculation Agent will cause the Rate of Interest and the Interest Amount for the Interest Periods up to the next Reset Date to be notified (i) to the Issuer, to the Paying Agent, to the other Agents, to the Trustee and to the Holders in accordance with Article 10 as soon as possible after their determination, but in no event later than the fourth Business Day thereafter and (ii), if required by the rules of any stock exchange on which the $NC10 Notes are listed from time to time at the request of the Issuer, to such stock exchange as soon as possible after their determination, but in no event later than the first day of the Interest Period in relation to which the relevant Rate of Interest and the relevant Interest Amount applies.

Section 3.05    Determinations Binding. All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Article 3 by the Calculation Agent shall (in the absence of manifest error) be binding on the Issuer, the Paying Agent and the Holders.

Section 3.06    Accrual of Interest. The $NC10 Notes shall cease to bear interest from the beginning of the day on which they are due for redemption. If the Issuer shall fail to redeem the $NC10 Notes when due, interest shall continue to accrue on the outstanding aggregate nominal amount of the $NC10 Notes from the due date (inclusive) to the date of actual redemption of the $NC10 Notes (exclusive) at the default rate of interest established by law.

Section 3.07    Day Count Fraction. “Day Count Fraction” means with regard to the calculation of an Interest Amount on the $NC10 Notes for any period of time (the “Calculation Period”) the number of days in the Calculation Period divided by the actual number of days in the respective interest year (i.e. from 30 April (inclusive) in any year to the next 30 April (exclusive)).

Section 3.08    Cancellation of Interest Payment

(a)    Interest on the $NC10 Notes shall only be or become due and payable on an Interest Payment Date to the extent it has not been cancelled or deemed cancelled (in each case, in whole or in part) in accordance with the provisions set forth in this Section 3.08. To the extent any payment of interest that would otherwise have been paid has been cancelled or deemed cancelled, then the interest that would otherwise have been payable absent such cancellation shall not be due and payable and no Holder shall have any claim whatsoever in respect thereof. In addition, principal, interest or other amounts on the $NC10 Notes shall only be or become due and payable to the extent that such amounts are not subject to any Resolution Measure. Any interest, principal or other amounts so cancelled or deemed cancelled (in each case, in whole or in part) pursuant to such sections shall not be due and shall not accumulate or be payable at any time thereafter, and Holders shall have no rights thereto or in connection therewith or any claim therefor and shall not be entitled to any additional interest or compensation as a result of or in connection with such cancellation or deemed cancellation. For the avoidance of doubt, any such cancellation or deemed cancellation (in whole or in part) will not constitute a Non-Payment Event under the terms of the $NC10 Notes or the Capital Securities Indenture.

By its acquisition of the $NC10 Notes, each Holder shall be deemed irrevocably to have agreed that:

(1)        subject to Section 6.09, interest is due and payable in respect of any period only if and to the extent that the Issuer has not exercised its sole discretion to cancel such payment, and no amount of interest shall become due and payable in respect of any such period to the extent that it has been (x) cancelled (in whole or in part) by the Issuer at the Issuer’s sole discretion pursuant to Section 3.08(b), (y) cancelled (in whole or in part) pursuant to a Resolution Measure and/or (z) deemed cancelled (in whole or in part) pursuant to Section 3.08(c);

(2)        a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms hereof and of the Capital Securities Indenture shall not constitute a default in payment or otherwise constitute a default under, or a breach of, the terms of the $NC10 Notes or the Capital Securities Indenture; and

(3)        subject to Section 3.08(a), interest, principal or other amounts on the $NC10 Notes shall only be or become due and payable in accordance with this Section 3.08(a).

(b)    The Issuer has the right, in its sole discretion, to cancel all or part of any payment of interest, including (but not limited to) if such cancellation is necessary to prevent the Common Equity Tier 1 Capital Ratio (as defined in Section 6.10) from falling below 5.125 per cent. or to meet a requirement imposed by law or the competent supervisory authority. If the Issuer makes use of such right, it shall give notice to the Holders in accordance with Article 10 without undue delay, but no later than on the relevant Interest Payment Date. Interest that is cancelled will not be due and will not accumulate or be payable at any time thereafter.

(c)          Payment of interest on the $NC10 Notes for the relevant Interest Period shall be cancelled (without prejudice to the exercise of sole discretion pursuant to Section 3.08(b)):

(1)        to the extent that such payment of interest together with any additional Distributions that are simultaneously planned or made or that have been made by the Issuer on the other Tier 1 Instruments in the then current financial year of the Issuer would exceed the Available Distributable Items provided that, for such purpose, the Available Distributable Items shall be increased by an amount equal to what has been accounted for as expenses for Distributions in respect of Tier 1 Instruments (including payments of interest on the $NC10 Notes) in the determination of the profit (Gewinn) on which the Available Distributable Items are based; or

(2)        if and to the extent that the competent supervisory authority orders that all or part of the relevant payment of interest be cancelled or another prohibition of Distributions is imposed by law or an authority.

(d)          The Issuer has the right to use the funds from cancelled payments of interest without restrictions for the fulfilment of its own obligations when due. To the extent that payments of interest are cancelled, such cancellation includes all Additional Amounts payable pursuant to Section 8.01. Any payments of interest which have been cancelled will not be made or compensated at any later date.

ARTICLE 4

PAYMENTS ON THE $NC10 NOTES

Section 4.01    Payment of Principal and Interest. Any payments of principal of and interest to be made on the Global Securities shall be payable to the Depositary by wire in immediately available funds by the Paying Agent (subject to the Paying Agent’s receipt of such funds as provided under Section 3.04(c) of the Base Capital Securities Indenture).

Section 4.02    Manner of Payment. Subject to applicable fiscal and other laws and regulations, payments of amounts due in respect of the $NC10 Notes shall be made in the Specified Currency.

Section 4.03    Discharge. The Issuer shall be discharged by payment to, or to the order of, the Depositary.

Section 4.04    Payment Date. If the date for payment of principal in respect of any $NC10 Note is not a Business Day then the Holders shall not be entitled to payment until the next Business Day and shall not be entitled to further interest or other payment in respect of such delay.

Section 4.05    References to Principal and Interest. Reference in the $NC10 Notes to principal in respect of the $NC10 Notes shall be deemed to include, as applicable, the following amounts: the Redemption Amount of the $NC10 Notes, any premium and any other amounts which may be payable under or in respect of the $NC10 Notes. Reference in these Terms and Conditions to interest in respect of the $NC10 Notes shall be deemed to include, as applicable, any Additional Amounts payable pursuant to Section 8.01.

Section 4.06    Unclaimed Moneys. With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any $NC10 Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the Holders that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment hereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on the $NC10 Notes as the same shall become due.

Section 4.07    Registered Owner. Prior to due presentment of any $NC10 Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name the $NC10 Notes are registered as the owner hereof for all purposes, whether or not the $NC10 Notes be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

Section 4.08    No Recourse. No recourse shall be had for the payment of the principal of, premium, if any, or the interest on the $NC10 Notes, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Capital Securities Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Section 4.09    Principal on Physical Notes. Principal on Physical Notes shall be payable at the office or agency of the Issuer maintained for such purpose,

initially the office of the Paying Agent. U.S. dollar payments of interest, other than interest due on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the register of the $NC10 Notes. A holder of U.S. $10,000,000 or more in aggregate principal amount of $NC10 Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, will be entitled to receive payments of interest, other than interest due on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

ARTICLE 5

FORM OF $NC10 NOTES

Section 5.01    Global Securities.

(a)        Except as otherwise provided pursuant to this Article 5, the $NC10 Notes are being issued in fully registered, global form without coupons in substantially the form of Exhibit A hereto (each, a “Global Security”), each of which representing a maximum of U.S. $500,000,000 principal amount of all such $NC10 Notes that have the same original issue date and other terms, with such applicable legends as are provided for in Section 5.02. The $NC10 Notes are not issuable in bearer form or with detachable coupons. The terms and provisions contained in the form of $NC10 Notes shall constitute, and are hereby expressly made, a part of this Supplemental Capital Securities Indenture and to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Supplemental Capital Securities Indenture, expressly agree to such terms and provisions and to be bound thereby. Any of the $NC10 Notes may have such letters, numbers or other markings of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Supplemental Capital Securities Indenture and the Base Capital Securities Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the $NC10 Notes may be listed or designated for issuance, or to conform to usage.

(b)        Each Global Security shall be duly executed by the Issuer and authenticated and delivered by the Trustee and shall be registered in the name of the Depositary or its nominee and retained by the Registrar, as custodian, at its Corporate Trust Office. The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Registrar, as custodian, and of the Depositary or its nominee, as hereinafter provided.

Section 5.02    Exchange and Transfer. DBTCA has been appointed Registrar and Transfer Agent for the $NC10 Notes, and DBTCA will maintain at its office in The City of New York a register for the registration and transfer of $NC10 Notes. The $NC10 Notes may be transferred at either the aforesaid New York office of DBTCA by surrendering the $NC10 Notes for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar and duly executed by the registered Holder hereof in person or by the Holder’s attorney duly authorized in writing, and thereupon the Registrar shall issue in the name of the transferee or transferees, in exchange herefor, a new $NC10 Note or $NC10 Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Registrar will not be required (i) to register the transfer of or exchange any $NC10 Note that has been called for redemption in whole or in part, except the unredeemed portion of $NC10 Notes being redeemed in part, (ii) to register the transfer of or exchange any $NC10 Note if the Holder thereof has exercised his right, if any, to require the Issuer to repurchase such $NC10 Note in whole or in part, except the portion of such $NC10 Note not required to be repurchased, or (iii) to register the transfer of or exchange $NC10 Notes to the extent and during the period so provided in the Capital Securities Indenture with respect to the redemption of $NC10 Notes. $NC10 Notes are exchangeable at said offices for other $NC10 Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such registrations, exchanges and transfers of $NC10 Notes will be free of service charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All $NC10 Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar and executed by the registered Holder in person or by the Holder’s attorney duly authorized in writing. The date of registration of any $NC10 Note delivered upon any exchange or transfer of $NC10 Notes shall be such that no gain or loss of interest results from such exchange or transfer.

Section 5.03    Legends. Each Global Security shall also bear the following legends on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN (OR AN INTEREST IN THE $NC10 NOTES REPRESENTED HEREBY).

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS $NC10 NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

EACH ACQUIRER AND EACH TRANSFEREE OF BENEFICIAL INTERESTS IN THIS NOTE IS DEEMED TO REPRESENT, WARRANT AND AGREE THAT AT THE TIME OF ITS ACQUISITION AND THROUGHOUT THE PERIOD THAT IT HOLDS THIS NOTE OR ANY INTEREST HEREIN (1) EITHER (A) IT IS NOT, AND IT IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS SUCH $NC10 NOTES OR ANY INTEREST THERE IN IT WILL NOT BE, AND WILL NOT BE ACTING ON BEHALF OF), AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), SUBJECT TO THE PROVISIONS OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA, A PLAN TO WHICH SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, (“CODE”), APPLIES, OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF SUCH AN EMPLOYEE BENEFIT PLAN’S AND/OR PLAN’S INVESTMENT IN SUCH ENTITY (EACH, A “BENEFIT PLAN INVESTOR”), OR A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND/OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”), AND NO PART OF THE ASSETS USED BY IT TO ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF ANY BENEFIT PLAN INVESTOR OR SUCH A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, OR (B) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR AN INTEREST HEREIN DOES NOT AND WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL, CHURCH OR NON U.S. PLAN, A NON-EXEMPT VIOLATION OF ANY SIMILAR LAWS); (2) NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES IS A “FIDUCIARY” (WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR, WITH

RESPECT TO A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, ANY DEFINITION OF “FIDUCIARY” UNDER SIMILAR LAWS) WITH RESPECT TO THE PURCHASER OR HOLDER IN CONNECTION WITH ANY PURCHASE OR HOLDING OF THE $NC10 NOTES, OR AS A RESULT OF ANY EXERCISE BY THE ISSUER OR ANY OF ITS AFFILIATES OF ANY RIGHTS IN CONNECTION WITH THE $NC10 NOTES, AND NO ADVICE PROVIDED BY THE ISSUER OR ANY OF ITS AFFILIATES HAS FORMED A PRIMARY BASIS FOR ANY INVESTMENT DECISION BY OR ON BEHALF OF THE PURCHASER AND HOLDER IN CONNECTION WITH THE $NC10 NOTES AND THE TRANSACTIONS CONTEMPLATED WITH RESPECT TO THE $NC10 NOTES; AND (3) IT WILL NOT SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY INTEREST HEREIN OTHERWISE THAN TO A PURCHASER OR TRANSFEREE THAT IS DEEMED TO MAKE THESE SAME REPRESENTATIONS, WARRANTIES AND AGREEMENTS WITH RESPECT TO ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE.

Section 5.04    Book-Entry Provisions for the Global Securities.

(a)          The Global Securities initially shall:

(1)        be initially registered in the name of the Depositary (or a nominee thereof); and

(2)        be delivered to the Registrar as custodian for such Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the $NC10 Notes or the Capital Securities Indenture with respect to any Global Security held on their behalf by the Depositary, or the Registrar as its custodian, or under such Global Security, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(b)          The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Supplemental Capital Securities Indenture, the Base Capital Securities Indenture or the $NC10 Notes.

(c)         A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary (or a nominee thereof), and no such transfer to any such other Person may be registered. Beneficial interests in a Global Security may be transferred in accordance with the rules and procedures of the Depositary.

(d)         If at any time, the Depositary notifies the Issuer in writing that it is no longer willing or able to continue to act as Depositary for the Global Securities, or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary for the Global Securities is not appointed by the Issuer within 90 days of such notice or cessation, the Depositary shall surrender such Global Security or Global Securities to the Registrar for cancellation and the Issuer shall execute, and the Trustee, upon receipt of an Officers’ Certificate and Issuer Order for the authentication and delivery of $NC10 Notes, shall authenticate and deliver, in exchange for such Global Security or Global Securities, Physical Notes in an aggregate principal amount equal to the aggregate principal amount of such Global Security or Global Securities. Such Physical Notes shall be registered in such names as the Depositary shall identify in writing as the beneficial owners of the $NC10 Notes represented by such Global Security or Global Securities (or any nominee thereof).

(e)         Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Security to the beneficial owners thereof pursuant to Section 5.04(d), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interests in such Global Security to be transferred.

ARTICLE 6

NO SCHEDULED MATURITY; REDEMPTION; WRITE-DOWNS

Section 6.01     No Scheduled Maturity. The $NC10 Notes have no scheduled maturity date.

Section 6.02     Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on any Redemption Date, the Issuer shall deposit with the Paying Agent an amount of money sufficient to pay the Redemption Price in respect of all the $NC10 Notes to be redeemed on that Redemption Date and accrued and unpaid interest, if any, on such $NC10 Notes.

Section 6.03   Redemption for Regulatory Reasons. If the Issuer determines, in its own discretion, that (i) the percentage of the aggregate principal amount of the $NC10 Notes outstanding at such time that may be treated as Additional Tier 1 Capital for the purposes of its own funds in accordance with applicable law has been reduced or (ii) it is subject to any other form of a less advantageous regulatory own funds treatment with respect to the $NC10 Notes than as of the Interest Commencement Date, the $NC10 Notes may be redeemed, in whole but not in part, at any time at the option of the Issuer, subject to any required prior consent of the competent supervisory authority, upon not less than 25 and not more than 60 days’ prior notice of redemption at their Redemption Amount together with interest (if any, and subject to a cancellation of the interest payment pursuant to Section 3.08) accrued to the date fixed for redemption (exclusive).

Section 6.04   Redemption for Reasons of Taxation.   If the tax treatment of the $NC10 Notes, due to a change in applicable legislation, including a change in any fiscal or regulatory legislation, rules or practices, or a change in the official application or official interpretation of such legislation or rules, which takes effect after the Interest Commencement Date, changes (including but not limited to the tax deductibility of interest payable on the $NC10 Notes or the obligation to pay Additional Amounts) and the Issuer determines, in its own discretion, that such change has a material adverse effect on the Issuer, the $NC10 Notes may be redeemed, in whole but not in part, at any time at the option of the Issuer, subject to the prior consent of the competent supervisory authority, upon not less than 25 and not more than 60 days’ prior notice of redemption at their Redemption Amount together with interest (if any, and subject to a cancellation of the interest payment pursuant to Section 3.08) accrued to the date fixed for redemption (exclusive).

Section 6.05   Redemption at the Option of the Issuer. The Issuer may redeem the $NC10 Notes, in whole but not in part, subject to the prior consent of the competent supervisory authority, upon not less than 25 days’ notice of redemption with effect as of the Early Redemption Date at their Redemption Amount together with interest (if any, and subject to a cancellation of the interest payment pursuant to Section 3.08) accrued to the Early Redemption Date (exclusive), unless such $NC10 Note is written down in whole or in part pursuant to a Resolution Measure, in which case the redemption price will be the nominal amount of the $NC10 Note after giving effect to such write-down.

Section 6.06    Notice. Notice pursuant to Section 6.03, Section 6.04 and Section 6.05 shall be given in accordance with Article 10 to the Holders, the Agents and the Trustee. Such notice shall be, subject to Section 2.03(e), irrevocable and shall state the date fixed for redemption and, in the case of a notice pursuant to Section 3.03 or Section 3.04, the reason for the redemption.

Section 6.07   Redemption after Write-Up; Redemption Amount.  The Issuer may exercise its ordinary redemption rights pursuant to Section 6.05 only if any write-downs pursuant to Section 6.10 have been fully written up. However, if any $NC10 Note is written down in whole or in part pursuant to a Resolution Measure, the Issuer shall be permitted to exercise its ordinary redemption right pursuant to Section 6.05 without subsequently writing up any such write-down.

Otherwise, the exercise of the redemption rights pursuant to Section 6.03, Section 6.04 and Section 6.05 shall be at the sole discretion of the Issuer. No Holder shall have any claim against the Issuer in connection with or arising out of the reduction of the Redemption Amount in connection with any write-down under Section 6.10 or any Resolution Measure.

Section 6.08     No Call Right of the Holders.  The Holders have no right to call the $NC10 Notes for redemption.

Section 6.09     Deemed Agreement to Principal Write-down. By its acquisition of the $NC10 Notes, each Holder shall be deemed irrevocably to have agreed, subject to Section 3.08(a), that: (i) subject to Section 3.08(a), interest is not due and payable on any portions of the aggregate nominal amount of the $NC10 Notes written down pursuant to Section 6.10 (to the extent not subsequently written up pursuant to Section 6.11), (ii) a write down of the nominal amount of the $NC10 Notes (in whole or in part) in accordance with the terms hereof and of the Capital Securities Indenture shall not constitute a default in payment or otherwise constitute a default under, or a breach of, the terms of the $NC10 Notes or the Capital Securities Indenture; and subject to Section 3.08(a), interest or principal on the $NC10 Notes shall only be or become due and payable on an Interest Payment Date or other relevant date to the extent the nominal amount of the $NC10 Notes at the time of such payment has not been written down in accordance with Section 6.10 (in whole or in part, and to the extent not subsequently written up pursuant to Section 6.11). Any interest, principal or other amounts unpaid as a result of a write-down (in whole or in part) in accordance with Section 6.10 shall not be due and shall not accumulate or be payable at any time thereafter, and pursuant to the terms of the $NC10 Notes, Holders shall have no rights thereto or in connection therewith or any claim therefor and shall not be entitled to any additional interest or compensation as a result of or in connection with such write-down. For the avoidance of doubt, any write-down (in whole or in part) pursuant to Section 6.10 shall not constitute a Non-Payment Event under the terms of the $NC10 Notes or the Capital Securities Indenture.

Section 6.10     Write-down. Upon the occurrence of a Trigger Event, the Redemption Amount and the nominal amount of each $NC10 Note shall be reduced by the amount of the relevant write-down.

A “Trigger Event” shall occur, if at any time, the Common Equity Tier 1 capital ratio pursuant to Article 92 (1) (a) CRR or any successor provision, determined on a consolidated basis (the “Common Equity Tier 1 Capital Ratio”), falls below 5.125 per cent.

Upon the occurrence of a Trigger Event, a write-down shall be effected pro rata with all other Additional Tier 1 instruments within the meaning of the CRR (Additional Tier 1 Capital), the terms of which provide for a write-down (whether permanent or temporary) upon the occurrence of the Trigger Event. For such purpose, the total amount of the write-downs to be allocated pro rata shall be equal to the amount required to restore fully the Common Equity Tier 1 Capital Ratio of the Issuer to 5.125 per cent. but shall not exceed the sum of the nominal amounts of the relevant instruments outstanding at the time of occurrence of the Trigger Event.

The sum of the write-downs to be effected with respect to the $NC10 Notes shall be limited to the outstanding aggregate nominal amount of the $NC10 Notes at the time of occurrence of the relevant Trigger Event.

Upon the occurrence of a Trigger Event, the Issuer shall:

(a)         inform the competent supervisory authority that is responsible for the Issuer and, in accordance with Article 10, provide notice to the Trustee, the Agents and the Holders of the $NC10 Notes without undue delay about the occurrence of such Trigger Event and the fact that a write-down will have to be effected, and

(b)         determine the write-down to be effected without undue delay, but not later than within one month (unless the competent supervisory authority of the Issuer shortens such period), and notify such write-down (i) to the competent supervisory authority, (ii) to the Holders of the $NC10 Notes in accordance with Article 10, (iii) to the Calculation Agent and the Paying Agent, the other Agents and the Trustee and (iv), if required by the rules of any stock exchange on which the $NC10 Notes are listed from time to time at the request of the Issuer, to such stock exchange.

The write-down shall be deemed to be effected at the time when the notices pursuant to (a) and (b) above are given and the nominal amount of each $NC10 Note (including the Redemption Amount) in the Specified Denomination shall be deemed to be reduced at such time by the amount of such write-down.

In each case, the notice pursuant to this Section 6.11(b) shall specify the amount of the write-down and the date the write-down of the $NC10 Notes will be (or is expected to be) effected.

Section 6.11     Nominal Amount and Redemption Amount after Write-down; Write-up. After a write-down has been effected, the nominal amount and the Redemption Amount of each $NC10 Note, unless previously redeemed or repurchased and cancelled, may be written up in accordance with the following provisions of Section 6.11 in each of the financial years of the Issuer subsequent to the occurrence of such write-down until the full initial nominal amount has been reached, to the extent that a corresponding annual profit (Jahresüberschuss, calculated in accordance with German law and accounting principles) is recorded and the write-up will not give rise to or increase an annual loss (Jahresfehlbetrag, calculated in accordance with German law and accounting principles). The write-up will occur with effect as of the Interest Payment Date (including) immediately following the financial year of the Issuer for which the above-mentioned annual profit (Jahresüberschuss) was determined.

The write-up shall be effected pari passu with write-ups of other Additional Tier 1 instruments within the meaning of the CRR, unless this would cause the Issuer to be in breach of any contractual obligations that have been assumed by the Issuer or with any statutory or regulatory obligations.

Subject to the conditions (a) to (e) below, which may limit the extent of any write-up, it shall be at the discretion of the Issuer to effect a write-up. In particular, the Issuer may effect a write-up only in part or effect no write-up at all even if a corresponding annual profit is recorded and the conditions (a) to (e) are fulfilled.

(a)         To the extent that the annual profit determined or to be determined is to be used for a write-up of the $NC10 Notes (i.e. a write-up of the nominal amount and of the Redemption Amount) and of other Additional Tier 1 instruments within the meaning of the CRR, the terms of which provide for a similar Trigger Event (also if such terms provide for a different Tier 1 capital ratio as trigger) (together with the $NC10 Notes the “AT1 Instruments”), and is available in accordance with (b) and (c) below, such write-up shall be effected pro rata in proportion to the initial nominal amounts of the instruments.

(b)         The maximum total amount that may be used for a write-up of the $NC10 Notes and of other AT1 Instruments that have been written down and for the payment of interest and other Distributions on AT1 Instruments that have been written down shall be calculated, subject to the regulatory technical standards applicable at the time when the write-up is effected, in accordance with the following formula:

H = J x S/T1

“H” means the maximum amount available for the write-up of the AT1 Instruments and Distributions on AT1 Instruments that have been written down;

“J” means the annual profit determined or to be determined for the previous year;

“S” means the sum of the initial nominal amounts of the AT1 Instruments (i.e. before write-downs due to a Trigger Event or other comparable event are effected);

“T1” means the amount of the Tier 1 capital of the Issuer immediately before the write-up is effected.

The maximum amount “H” shall be determined in accordance with the regulatory technical standards as applicable from time to time, which are currently available in the “Commission Delegated Regulation (EU) No 241/2014 of 7 January 2014 supplementing Regulation (EU) No 575/2013 of the European Parliament and of the Council with regard to regulatory technical standards for Own Funds requirements for institutions”. The maximum amount “H” shall be determined by the Issuer in accordance with the requirements applicable at the time of determination, and the write-up shall be based on the amount so determined without requiring any amendment to this subparagraph (b).

(c)         In total, the sum of the amounts of the write-ups of AT1 Instruments together with the amounts of any dividend payments and other Distributions on shares and other Common Equity Tier 1 instruments of the Issuer (including payment of interests and other Distributions on AT1 Instruments that have been written down) for the relevant financial year must not exceed the maximum distributable amount within the meaning of Article 141 (2) CRD IV or any successor provision (“Maximum Distributable Amount” or “MDA”) as transposed into national law.

(d)         Write-ups of the $NC10 Notes do not have priority over dividend payments and other Distributions on shares and other Common Equity Tier 1 instruments of the Issuer, i.e. such payments and Distributions are permitted even if no full write-up has been effected.

(e)         At the time of a write-up, there must not exist any Trigger Event that is continuing. A write-up is also excluded if such write-up would give rise to the occurrence of a Trigger Event.

If the Issuer elects to effect a write-up in accordance with the provisions of this Section 6.11, it shall provide notice of its election to effect the write-up as of the relevant Interest Payment Date (including the amount of the write-up as a percentage of the initial nominal amount of the $NC10 Notes and the effective date of the write-up (in each case a “Write-up Date”)) no later than 10 calendar days prior to the relevant Interest Payment Date to the Holders of the $NC10 Notes in accordance with Article 10, to the Calculation Agent, to the Paying Agent, to the other Agents, to the Trustee and, if required by the rules of any stock exchange on which the $NC10 Notes are listed from time to time at the request of the Issuer, to such stock exchange. The write-up shall be deemed to be effected at the time when the notice to the Holders is given in accordance with Article 10 and the nominal amount of each $NC10 Note in the Specified Denomination (including the Redemption Amount) shall be deemed to be increased by the amount specified in the notice with effect as of the Write-up Date.

(f)         If the $NC10 Notes have been fully written down pursuant to Section 6.10, the Issuer agrees that prior to any instruction to write up the $NC10 Notes, it will enter into any agreements with the Trustee and the Agents necessary to effectuate such write up, including but not limited to a supplemental indenture. The Issuer shall arrange for all of the necessary documentation as required by the Depositary to effectuate such write-up.

(g)         Neither the Trustee nor the Paying Agents will be liable with respect to (i) the calculation or accuracy of the Common Equity Tier 1 Capital Ratio in connection with the occurrence of a Trigger Event and the timing of such Trigger Event, (ii) the Issuer’s failure to post or deliver the underlying Common Equity Tier 1 Capital Ratio calculations of a Trigger Event to the Depositary or the Holders or (iii) any aspect of the Issuer’s decision to deliver a notice of a write-down.

ARTICLE 7

PAYING AGENT AND CALCULATION AGENT

Section 7.01     Appointment, Specified Office.   The initial Paying Agent and the initial Calculation Agent and their respective initial specified offices shall be:

Paying Agent

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 16th Floor

Mail Stop: NYC60-1630

New York, New York 10005

United States of America

Calculation Agent

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 16th Floor

Mail Stop: NYC60-1630

New York, New York 10005

United States of America

The Paying Agent and the Calculation Agent reserve the right at any time to change their respective specified office to some other specified office in the same city.

Section 7.02     Variation or Termination of Appointment. The Issuer reserves the right at any time to vary or terminate the appointment of the Calculation Agent or any Paying Agent and to appoint another Calculation Agent or additional or other Paying Agents. The Issuer shall at all times maintain a Paying Agent and a Calculation Agent. Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 25 nor more than 45 days’ prior notice thereof shall have been given to the Holders in accordance with Article 10.

Section 7.03     Agents of the Issuer. The Calculation Agent, the Registrar, the Transfer Agent and the Paying Agent act solely as agents of the Issuer and do not assume any obligations towards or relationship of agency or trust for any Holder.

ARTICLE 8

ADDITIONAL COVENANTS

In addition to the covenants set forth in Article 8 of the Base Capital Securities Indenture, the $NC10 Notes shall be subject to the additional covenants set forth in this Article 8 of this Supplemental Capital Securities Indenture.

Section 8.01     Taxation. All amounts payable in respect of the $NC10 Notes shall be paid without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction by or in or for the account of the Federal Republic of Germany or any political subdivision or any authority thereof or therein having power to tax unless such withholding or deduction is required by law. In such event, the Issuer shall pay such additional amounts (“Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts which would otherwise have been receivable by the Holders in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a)         are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by the Issuer or the Paying Agent from payments of principal or interest made by it; or

(b)         are payable by reason of the Holder having, or having had, some personal or business connection with Germany and not merely by reason of the fact that payments in respect of the $NC10 Notes are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, Germany; or

(c)         are deducted or withheld pursuant to (i) any European Union Directive or Regulation concerning the taxation of interest income, or (ii) any international treaty or understanding relating to such taxation and to which Germany or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such Directive, Regulation, treaty or understanding; or;

(d)         where presentation of the $NC10 Notes is required, are withheld or deducted by a Paying Agent from a payment if the payment could have been made by another Paying Agent without such withholding or deduction; or

(e)         are payable by reason of a change in a law that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and notice thereof is published in accordance with Article 10, whichever occurs later; or

(f)         are avoidable or would have been avoidable through fulfilment of statutory requirements or through the submission of a declaration of non-residence or by otherwise enforcing a claim for exemption vis à vis the relevant tax authority; or

(g)         are deducted or withheld in respect of FATCA; or

(h)         are deducted or withheld because the beneficial owner of the $NC10 Notes is not himself the legal owner (Holder) of the $NC10 Notes and the deduction or withholding in respect of payments to the beneficial owner would not have been made or the payment of Additional Amounts in respect of a payment to the beneficial owner in accordance with the above provisions could have been avoided if the latter had also been the legal owner (Holder) of the $NC10 Notes.

For the avoidance of doubt, no Additional Amounts shall be payable in respect of (i) principal, interest or other amounts written down pursuant to a Resolution Measure, (ii) interest cancelled pursuant to Section 3.08 or (iii) principal written down pursuant to the terms Section 6.10.

Section 8.02     Written Statement to Trustee.   The Issuer will furnish to the Trustee not less often than annually a brief certificate that complies with the requirements of the Trust Indenture Act (but which need not comply with Section 11.05 of the Base Capital Securities Indenture) from the principal executive, financial or accounting officer of the Issuer stating that in the course of the performance by the signer of his duties as an officer of the Issuer he would normally have knowledge of any default or non-compliance by the Issuer in the performance of any covenants or conditions contained in this Supplemental Capital Securities Indenture, stating whether or not he has knowledge of any such default or non-compliance and, if so, specifying each such default or non-compliance of which the signer has knowledge and the nature thereof.

ARTICLE 9

FURTHER ISSUES, PURCHASES AND CANCELLATION

Section 9.01     Further Issues. The Issuer may from time to time, without the consent of the Holders, issue further $NC10 Notes having the same terms and conditions as the $NC10 Notes in all respects (or in all respects except for the issue date, interest commencement date and/or issue price) so as to form a single series with the $NC10 Notes. Any such additional $NC10 Notes, together with the $NC10 Notes, may constitute a single series of securities under the Capital Securities Indenture, provided that if the $NC10 Notes constitute debt for U.S. federal income tax purposes and such additional $NC10 Notes have the same CUSIP, ISIN or other identifying number as the outstanding $NC10 Notes, such additional $NC10 Notes must either (i) be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes or (ii) be otherwise issued in a qualified reopening for U.S. federal income tax purposes. There is no limitation on the amount of $NC10 Notes or other debt securities that the Issuer may issue under this Supplemental Capital Securities Indenture or the Base Capital Securities Indenture.

Section 9.02     Purchases. The Issuer may (subject to the prior consent of the competent supervisory authority of the Issuer, if required) purchase $NC10 Notes in a regulated market or otherwise at any price. $NC10 Notes purchased by the Issuer may, at the option of the Issuer, be held, resold or surrendered to the Paying Agent for cancellation. If purchases are made by public tender, tenders for such $NC10 Notes must be made available to all Holders of such $NC10 Notes alike in accordance with Article 10.

Section 9.03     Cancellation. All $NC10 Notes redeemed in full shall be cancelled forthwith and may not be reissued or resold.

ARTICLE 10

NOTICES

Section 10.01     Notices and Demands on Issuer. Any notice or demand which by any provision of the $NC10 Notes or the Capital Securities Indenture is required or permitted to be given or served by the Trustee, by the Agents or by the Holders to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address is filed with the Trustee) as follows:

If to the Issuer, to:

Deutsche Bank AG

Attn: Group Treasury, Capital Markets Issuance

Große Gallusstrasse 10-14

60311 Frankfurt am Main

Germany

Section 10.02     Notices and Demands on Trustee. Any notice, direction, request or demand by the Issuer, by the Agents or by any Holder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if delivered in person or mailed by first-class mail to the Trustee at:

The Bank of New York Mellon

One Canada Square

London, E14 5AL

United Kingdom

with a copy to:

The Bank of New York Mellon

Corporate Trust Administration

Internal Corporate Trust Services

Merck House

Seldown, Poole

Dorset BH15 1PX

United Kingdom

Section 10.03     Notices and Demands on Agents. Any notice, direction, request or demand by the Issuer, by the Trustee or by any Holder to or upon the Agents may be given or made if mailed by first-class mail or sent by facsimile to:

If to the Agents, to:

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 16th Floor

Mail Stop: NYC60-1630

New York, New York 10005

United States of America

Fax: 732-578-4635

Attn: Corporates Team – Deutsche Bank AG

with a copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

Trust and Agency Services

100 Plaza One, Mailstop JCY03-0699

Jersey City, New Jersey 07311

United States of America

Fax: 732-578-4635

Attn: Corporates Team – Deutsche Bank AG

Section 10.04   Notices to Holders. Notices to be given to Holders represented by the $NC10 Notes will be given only to the Depositary, as the registered Holder, in accordance with its applicable policies as in effect from time to time. Notices to be given in respect of the $NC10 Notes held in street name will be given only to the bank, broker or other financial institution in whose name the $NC10 Notes are registered, and not the owner of any beneficial interests. Notices to be given to Holders of Physical Notes will be sent by mail to the respective addresses of the Holders as they appear in the register of the $NC10 Notes, and will be deemed given when mailed.

Notice by mail shall be made to each Holder’s address as that address appears in the register for the $NC10 Notes by first class mail, postage prepaid, and may be given by publication in an authorized newspaper in the English language and of general circulation in the Borough of Manhattan, The City of New York; provided that notice may be made, at the option of the Issuer, through the customary notice provisions of the Depositary or systems through which beneficial interests in the $NC10 Notes are owned.

Where this Supplemental Capital Securities Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the register of the $NC10 Notes. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Supplemental Capital Securities Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer or Holders of $NC10 Notes when such notice is required to be given pursuant to any provision of this Supplemental Capital Securities Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Any notice given pursuant to the terms of the $NC10 Notes or the Capital Securities Indenture will be deemed given or delivered, as the case may be, when such notice is mailed or otherwise transmitted (or first published, in the case of publication in a newspaper) pursuant to the terms of the $NC10 Notes and the Capital Securities Indenture.

Section 10.05 Failure to Comply with Notice Provisions not an Event of Default. No failure by the Issuer to comply with the notice provisions with respect to the $NC10 Notes or the Capital Securities Indenture shall constitute a default or an event of default under the terms of the $NC10 Notes or the Capital Securities Indenture and shall not give any right to accelerate the repayment of the principal of any $NC10 Note or to declare any $NC10 Note issued hereunder due and payable.

Section 10.06 Provision of Notice in Certain Circumstances. For the avoidance of doubt, notices to the Holders with respect to the imposition of a Resolution Measure, a cancellation of interest pursuant to Section 3.08 or a write-down pursuant to Section 6.10 shall be given directly by the Issuer to the Depositary. The Issuer may give the notice pursuant to Section 3.08(b) in substantially in the form of Exhibit D hereto and the notice pursuant to Section 6.10(a) and Section 6.10(b) in substantially in the form of Exhibit B and Exhibit C hereto. The Issuer may also provide notice of any interest cancellation to the Trustee and the Paying Agent for informational purposes in substantially the form of Exhibit E.

Section 10.07 Luxembourg Stock Exchange. In addition, so long as the $NC10 Notes are listed on the Official List of the Luxembourg Stock Exchange, notices that the Issuer is required to publish on a website or a newspaper of general circulation pursuant to Luxembourg Stock Exchange rules shall be made available on the Luxembourg Stock Exchange’s website (www.bourse.lu).

ARTICLE 11

ADDITIONAL TIER 1 CAPITAL

The $NC10 Notes are intended to qualify as Additional Tier 1 Capital (zusätzliches Kernkapital) of the Issuer for an indefinite period of time.

ARTICLE 12

NO DEFAULTS OR EVENTS OF DEFAULT; REMEDIES

Section 12.01 No Defaults or Events of Default. There are no defaults or events of default under the $NC10 Notes, and under no circumstances may the Holders declare the principal amount of the $NC10 Notes and interest accrued thereon to be due and payable.

Section 12.02   No Acceleration. If the Issuer does not make payments of principal of, interest on, or other amounts owing under the $NC10 Notes (i) pursuant to the subordination provisions of the $NC10 Notes, (ii) due to a Resolution Measure, (iii) as a result of any cancellation of interest pursuant to Section 3.08 or (iv) as a result of any write-down pursuant to Section 6.10, the Issuer will not be in default, and none of the Trustee and the Holders shall be permitted to demand repayment of the $NC10 Notes. Moreover, in the event of a Resolution Measure, a cancellation of interest pursuant to Section 3.08 or a write-down pursuant to Section 6.10, the Holder of the $NC10 Notes may permanently lose the right to receive such payments. If the Issuer does not make payments of principal of, interest on, or other amounts owing under the $NC10 Notes when due for reasons other than (i) pursuant to the subordination provisions of the $NC10 Notes, (ii) due to a Resolution Measure, (iii) as a result of any cancellation of interest pursuant to Section 3.08 or (iv) as a result of any write-down pursuant to Section 6.10, the Issuer will be in breach of its obligations under the Capital Securities Indenture. Nevertheless, neither the Trustee nor the Holders may demand repayment of the $NC10 Notes in any such case. Furthermore, if the Issuer becomes subject to German insolvency proceedings, the Trustee and Holder of the $NC10 Notes will have no right to file a claim against the Issuer unless the competent insolvency court allows the filing of subordinated claims.

Section 12.03   Remedies. Upon the occurrence of any non-payment of principal of, interest on, or other amounts owing under the $NC10 Notes (other than (i) pursuant to the subordination provisions of the $NC10 Notes, (ii) due to a Resolution Measure, (iii) as a result of any cancellation of interest pursuant to Section 3.08 or (iv) as a result of any write-down pursuant to Section 6.10), the Issuer shall give prompt written notice to the Trustee and the Paying Agent. In such case and subject to Section 2.03(c), the Trustee may proceed to protect and enforce its rights and the rights of the Holders in accordance with the Capital Securities Indenture whether in connection with any Non-Payment Event under the terms of the Base Capital Securities Indenture or any breach by the Issuer of its obligations under the $NC10 Notes, the Capital Securities Indenture or otherwise, by such judicial proceedings as the Trustee shall deem most effective as directed by the Holders, provided that the Issuer shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to principal or interest on the $NC10 Notes prior to any date on which the principal of, or any interest on, the $NC10 Notes would have otherwise been payable.

By its acquisition of the $NC10 Notes, each Holder shall be deemed irrevocably to have agreed that (i) the imposition of a Resolution Measure by the competent resolution authority with respect to the $NC10 Notes (ii) a cancellation of interest pursuant to Section 3.08 or (iii) a write-down pursuant to Section 6.10 shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Section 12.04   Special Record Date. Upon the occurrence of any non-payment of principal of, interest on, or other amounts owing under the $NC10 Notes (other than (i) pursuant to the subordination provisions of the $NC10 Notes, (ii) due to a Resolution Measure, (iii) as a result of any cancellation of interest pursuant to Section 3.08 or (iv) as a result of any write-down pursuant to Section 6.11), the Issuer may elect in its sole discretion to pay such principal of, interest on, or other amounts owing under the $NC10 Notes on a subsequent date which the Issuer shall fix for payment (a “Special Record Date”). The Issuer shall notify the Trustee in writing of the amount proposed to be paid under this Section 12.04 on each $NC10 Note. At least 15 days before any such Special Record Date, the Issuer shall mail to Holders affected thereby pursuant to Article 10 a notice that states the Special Record Date, the Interest Payment Date and amount of such interest to be paid.

Section 12.05   No Other Remedies. Other than the limited remedies specified above, no remedy against the Issuer shall be available to the Trustee or the Holders whether for the recovery of amounts owing in respect of the $NC10 Notes or under the Capital Securities Indenture or in respect of any breach by the Issuer of its obligations under the Capital Securities Indenture or in respect of the $NC10 Notes, except that the Trustee and the Holders shall have such rights and powers as they are required to have under the Trust Indenture Act and the Base Capital Securities Indenture, and provided that any payments are subject to the subordination provisions of the $NC10 Notes.

ARTICLE 13

SATISFACTION AND DISCHARGE OF THE SUPPLEMENTAL CAPITAL SECURITIES INDENTURE; SUPPLEMENTS THERETO

Section 13.01   Satisfaction and Discharge of Supplemental Capital Securities Indenture. If at any time (i) the Issuer shall have paid or caused to be paid the principal of and interest on all the $NC10 Notes (other than $NC10 Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09 of the Base Capital Securities Indenture) as and when the same shall have become due and payable, or (ii) the Issuer shall have delivered to the Trustee for cancellation all $NC10 Notes theretofore authenticated (other than any $NC10 Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09 of the Base Capital Securities Indenture), then this Supplemental Capital Securities Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange of $NC10 Notes and the Issuer’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen $NC10 Notes, (iii) rights of Holders of $NC10 Notes to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor, (iv) the rights, obligations, duties and immunities of the Trustee hereunder and the Issuer’s obligations related thereto, and (v) the obligations of the Issuer under Section 3.02 of the Base Capital Securities Indenture) and the Trustee, on demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Supplemental Capital Securities Indenture; provided, that the rights of Holders of the $NC10 Notes to receive amounts in respect of principal of and interest on the $NC10 Notes held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the $NC10 Notes are listed. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Supplemental Capital Securities Indenture or the $NC10 Notes.

Section 13.02 Amendment to the Capital Securities Indenture. The Issuer and the Trustee may amend, modify or supplement this Supplemental Capital Securities Indenture or the $NC10 Notes without the consent of any Holder to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein, or to give effect to any variation to the terms of the $NC10 Notes as a result of any exercise of any Resolution Measure, or to make such other provisions as the Issuer may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the $NC10 Notes. Notwithstanding the foregoing, any amendment made solely to conform the provisions of this Supplemental Capital Securities Indenture to the description of the $NC10 Notes contained in the Issuer’s prospectus supplement dated November 18, 2014 will not be deemed to adversely affect the interests of the Holders of the $NC10 Notes.

ARTICLE 14

APPLICABLE LAW; PLACE OF JURISDICTION; PAYMENTS SUBJECT TO FISCAL LAWS

Section 14.01   Applicable Law. The $NC10 Notes and the Capital Securities Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except with respect to the subordination provisions hereof and thereof, which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, and except as may otherwise be required by mandatory provisions of law.

Section 14.02   Submission to Jurisdiction. The Issuer agrees that any legal suit, action or proceeding arising out of or based upon the $NC10 Notes or the Capital Securities Indenture may be instituted in any federal or state court sitting in the Borough of Manhattan, City and State of New York, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such court in any suit, action or proceeding. The Issuer, as long the parties hereto have any obligation under the $NC10 Notes, shall have an authorized agent (the “Authorized Agent”) in the United States upon whom process may be served in any such suit, action or proceeding. Service of process upon the Authorized Agent and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer. The Issuer hereby appoints Deutsche Bank Americas Holding Corp., c/o office of the Secretary, 60 Wall Street, Mail Stop NYC60-4006, New York 10005, Attention: Peter Sturzinger as its Authorized Agent, and represents and warrants that the Authorized Agent has agreed to act as said agent for service of process.

Section 14.03 Payments Subject to Fiscal Laws. All payments in respect of the $NC10 Notes are subject in all cases to (i) any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the terms described in Section 8.01, and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, (or any regulations or agreements thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement) (collectively, “FATCA”).

ARTICLE 15

MISCELLANEOUS PROVISIONS

Section 15.01   Scope of Supplemental Capital Securities Indenture. The Base Capital Securities Indenture as supplemented by this First Supplemental Capital Securities Indenture, is in all respects ratified and confirmed, including without limitation all the rights, immunities and indemnities of the Trustee and the Agents, and this First Supplemental Indenture shall be deemed an integral part of the Base Capital Securities Indenture in the manner and to the extent herein and therein provided. The changes, modifications and supplements to the Base Capital Securities Indenture effected by this Supplemental Capital Securities Indenture shall only be applicable with respect to, and govern the terms of, the $NC10 Notes and shall not apply to any other Capital Securities that may be issued by the Issuer under the Base Capital Securities Indenture.

Section 15.02   Provisions of Supplemental Capital Securities Indenture for the Sole Benefit of Parties and Holders of $NC10 Notes. Nothing in this Supplemental Capital Securities Indenture, the Base Capital Securities Indenture or in the $NC10 Notes, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the $NC10 Notes, any legal or equitable right, remedy or claim under this Supplemental Capital Securities Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the $NC10 Notes.

Section 15.03   Successors and Assigns of Issuer Bound by Supplemental Capital Securities Indenture. All the covenants, stipulations, promises and agreements in this Supplemental Capital Securities Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 15.04   Conflict of any Provisions of Supplemental Capital Securities Indenture with Trust Indenture Act. If and to the extent that any provision of this Supplemental Capital Securities Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Supplemental Capital Securities Indenture by operation of, Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

Section 15.05   Other Currencies. If any amounts with respect to any instrument are not expressed in the functional currency of the Issuer, for the purposes of these $NC10 Notes and the Capital Securities Indenture such amounts will be converted into such functional currency at the then-prevailing exchange rate, as determined by the Issuer in its reasonable discretion, or such other procedure as provided by applicable capital regulations.

Section 15.06   Counterparts. This Supplemental Capital Securities Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 15.07   Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 15.08   Not Responsible for Recitals or Issuance of $NC10 Notes. The recitals contained herein and in the $NC10 Notes, except the Trustee’s or the Authenticating Agent’s certificates of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor the Agents assume any responsibility for their correctness. Neither the Trustee nor the Agents make any representations as to the validity or sufficiency of this Supplemental Capital Securities Indenture or of the $NC10 Notes. Neither the Trustee nor the Agents shall be accountable for the use or application by the Issuer of $NC10 Notes or the proceeds thereof.

Section 15.09   Waiver of Right to Set-Off. By accepting a $NC10 Note, each Holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such $NC10 Note or the Capital Securities Indenture (or between our obligations under or in respect of any $NC10 Note and any liability owed by a Holder) that they might otherwise have against the Issuer, whether before or during our winding up or administration, and the claims of a Holder of a $NC10 Note may not be set off against any of the Issuer’s claims.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Capital Securities Indenture to be duly executed all as of November 21, 2014.

Very truly yours,

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ Marco Zimmermann

Name: Marco Zimmermann

Title: Director

By:	/s/ Jonathan Blake

Name: Jonathan Blake

Title: Managing Director Global Head of Debt Issuance

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Beth Kleeh

Name: Beth Kleeh

Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Calculation Agent, Transfer Agent and Registrar and Authenticating Agent

By: Deutsche Bank National Trust Company

By:	/s/ Linda Reale

Name: Linda Reale

Title: Vice President

By:	/s/ Annie Jaghatspanyan

Name: Annie Jaghatspanyan

Title: Vice President

First Supplemental Capital Securities Indenture	39

EXHIBIT A

FORM OF GLOBAL SECURITY

DEUTSCHE BANK AG

[FORM OF FACE OF DEBT SECURITY]

UNDATED NON-CUMULATIVE FIXED TO RESET RATE

ADDITIONAL TIER 1 REGISTERED NOTE OF 2014

REGISTERED	CUSIP: 251525AN1
No. [—]	ISIN: US251525AN16

$[insert face amount]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN (OR AN INTEREST IN THE $NC10 NOTES REPRESENTED HEREBY).

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS $NC10 NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

EACH ACQUIRER AND EACH TRANSFEREE OF BENEFICIAL INTERESTS IN THIS $NC10 NOTE IS DEEMED TO REPRESENT, WARRANT AND AGREE THAT AT THE TIME OF ITS ACQUISITION AND THROUGHOUT THE PERIOD THAT IT HOLDS THIS $NC10 NOTE OR ANY INTEREST HEREIN (1) EITHER (A) IT IS NOT, AND IT IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS SUCH $NC10 NOTES OR ANY INTEREST THERE IN IT WILL NOT BE, AND WILL NOT BE ACTING ON BEHALF OF), AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), SUBJECT TO THE PROVISIONS OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA, A PLAN TO WHICH SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, (“CODE”), APPLIES, OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF SUCH AN EMPLOYEE BENEFIT PLAN’S AND/OR PLAN’S INVESTMENT IN SUCH ENTITY (EACH, A “BENEFIT PLAN INVESTOR”), OR A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND/OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”), AND NO PART OF THE ASSETS USED BY IT TO ACQUIRE OR HOLD THIS $NC10 NOTE OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF ANY BENEFIT PLAN INVESTOR OR SUCH A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, OR (B) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS $NC10 NOTE OR AN INTEREST HEREIN DOES NOT AND WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL, CHURCH OR NON U.S. PLAN, A NON-EXEMPT VIOLATION OF ANY SIMILAR LAWS); (2) NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES IS A “FIDUCIARY” (WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR, WITH RESPECT TO A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, ANY DEFINITION OF “FIDUCIARY” UNDER SIMILAR LAWS) WITH RESPECT TO THE PURCHASER OR HOLDER IN CONNECTION WITH ANY PURCHASE OR HOLDING OF THE $NC10 NOTES, OR AS A RESULT OF ANY

EXERCISE BY THE ISSUER OR ANY OF ITS AFFILIATES OF ANY RIGHTS IN CONNECTION WITH THE $NC10 NOTES, AND NO ADVICE PROVIDED BY THE ISSUER OR ANY OF ITS AFFILIATES HAS FORMED A PRIMARY BASIS FOR ANY INVESTMENT DECISION BY OR ON BEHALF OF THE PURCHASER AND HOLDER IN CONNECTION WITH THE $NC10 NOTES AND THE TRANSACTIONS CONTEMPLATED WITH RESPECT TO THE $NC10 NOTES; AND (3) IT WILL NOT SELL OR OTHERWISE TRANSFER THIS $NC10 NOTE OR ANY INTEREST HEREIN OTHERWISE THAN TO A PURCHASER OR TRANSFEREE THAT IS DEEMED TO MAKE THESE SAME REPRESENTATIONS, WARRANTIES AND AGREEMENTS WITH RESPECT TO ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS $NC10 NOTE.

GLOBAL SECURITY

Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Registered Note

Interest Commencement Date	November 21, 2014.

First Call Date	April 30, 2025.

Reset Date	First Call Date and any fifth anniversary of the immediately preceding Reset Date.

Maturity Date	None.

Face Amount	$[insert face amount].

Aggregate Face Amount	$1,500,000,000.

Denominations	$200,000 and integral multiples of $200,000 in excess thereof.

Rate of Interest

for the period from the Interest Commencement Date (inclusive) to the First Call Date (exclusive) a fixed rate of 7.50 per cent. per annum.

for the period from the First Call Date (inclusive) the Reference Rate plus the initial credit spread of 5.003 per cent. per annum.

Interest Payment Date(s)	30 April in each year.

Redemption for Regulatory Reasons	Yes.

Redemption for Reasons of Taxation	Yes.

Redemption at Option of Issuer	Yes.

Payment of Additional Tax Amounts	Yes.

Deutsche Bank Aktiengesellschaft, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany (together with its successors and assigns, the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assignees, interest as specified above (except to the extent not previously cancelled or written down) at the applicable interest rate per annum specified above from and including the Interest Commencement Date specified above until but excluding the date the principal amount is paid or duly made available for payment (except as provided below) annually in arrears on the Interest Payment Date specified above in each year on each Interest Payment Date, or on any redemption or repayment date.

Subject to § 2 (3), § 3 (8) and § 5 (8)(b) on the reverse hereof, interest on this $NC10 Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, until but excluding the date the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this $NC10 Note (or one or more predecessor $NC10 Notes) is registered at the close of business on the Business Day (as defined on the reverse of this $NC10 Note) immediately preceding an Interest Payment Date (each such date a “Regular Record Date”); provided, however, that interest payable on any redemption or repayment date will be payable to the person to whom the principal hereof shall be payable.

Reference is hereby made to the further provisions of this $NC10 Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this $NC10 Note shall not be entitled to any benefit under the Capital Securities Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this $NC10 Note to be duly executed.

DATED:		DEUTSCHE BANK AG

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the $NC10 Notes referred to in the within-mentioned Capital Securities Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Authenticating Agent

By:	DEUTSCHE BANK NATIONAL TRUST COMPANY

By:
Authorized Officer:

[FORM OF REVERSE OF SECURITY]

§ 1

Currency, Denomination, Form, Book-Entry Provisions

(1)

General. This security is one of a duly authorized series (the “$NC10 Notes”) of Additional Tier 1 instruments (within the meaning of the CRR (as defined in § 3 (9))) of Deutsche Bank Aktiengesellschaft (the “Issuer”). The $NC10 Notes are issued under a Capital Securities Indenture, dated as of November 6, 2014 (as amended from time to time, the “Base Capital Securities Indenture”) among the Issuer, The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee under the Capital Securities Indenture (as defined below)), and Deutsche Bank Trust Company Americas (“DBTCA”), as transfer agent (the “Transfer Agent”), calculation agent (the “Calculation Agent”), paying agent (the “Paying Agent”), registrar (the “Registrar”) and authenticating agent (the “Authenticating Agent”) and a first supplemental capital securities indenture, dated as of November 21, 2014 among the Issuer, the Trustee and DBTCA (the “Supplemental Capital Securities Indenture” and, together with the Base Capital Securities Indenture, the “Capital Securities Indenture”). Reference is hereby made to the Capital Securities Indenture for a complete and full statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the $NC10 Notes and the terms upon which the $NC10 Notes are, and are to be, authenticated and delivered. The Issuer has appointed DBTCA, acting through its principal corporate trust office in the Borough of Manhattan, The City of New York, as its Paying Agent, Calculation Agent, Transfer Agent and Registrar and Authenticating Agent. The term “Paying Agent” includes any additional or successor Paying Agent appointed by the Issuer with respect to the $NC10 Notes. To the extent not inconsistent herewith, the terms of the Capital Securities Indenture are hereby incorporated by reference herein.

(2)

Currency; Denomination. This series of $NC10 Notes of the Issuer is being issued in USD (the “Specified Currency”) in the aggregate nominal amount of U.S.$ 1,500,000,000 (in words: one billion five hundred million U.S. dollars) in minimum denominations of U.S.$ 200,000 and integral multiples of U.S.$ 200,000 in excess thereof (the “Specified Denomination”).

(3)	Form. The $NC10 Notes are being issued in fully registered, global form without coupons (each, a “Global Security”).

(4)

Book-Entry Provisions for the Global Securities. This $NC10 Note shall be initially registered in the name of The Depository Trust Company, its nominees and their respective successors (the “Depositary”) (or a nominee thereof) and shall be delivered to the Registrar as custodian for such Depositary. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this $NC10 Note held on their behalf by the Depositary or the Registrar as its custodian, or under the Capital Securities Indenture, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of this $NC10 Note for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

Holder of $NC10 Notes. “Holder” means the registered holder of any $NC10 Note or, subject to Section 5.04 of the Supplemental Capital Securities Indenture, any holder of a proportionate co-ownership or other beneficial interest or right in the $NC10 Notes.

(5)

Exchange and Transfer. DBTCA has been appointed Registrar and Transfer Agent for this $NC10 Note, and DBTCA will maintain at its office in The City of New York a register for the registration and transfer of $NC10 Notes. This $NC10 Note may be transferred at either the aforesaid New York office of DBTCA by surrendering this $NC10 Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar and duly executed by the registered Holder hereof in person or by the Holder’s attorney duly authorized in writing, and thereupon the Registrar shall issue in the name of the transferee or transferees, in exchange herefor, a new $NC10 Note or $NC10 Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Registrar will not be required (i) to register the transfer of or exchange any $NC10 Note that has been called for redemption in whole or in part, except the unredeemed portion of $NC10 Notes being redeemed in part, (ii) to register the transfer of or exchange any $NC10 Note if the Holder thereof has exercised his right, if any, to require the Issuer to repurchase such $NC10 Note in whole or in part, except the portion of such $NC10 Note not required to be repurchased, or (iii) to register the transfer of or exchange $NC10 Notes to the extent and during the period so provided in the Capital Securities Indenture with respect to the redemption of $NC10 Notes. $NC10 Notes are exchangeable at said offices for other $NC10 Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such registrations, exchanges and transfers of $NC10 Notes will be free of service charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All $NC10 Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar and executed by the registered Holder in person or by the Holder’s attorney duly authorized in writing. The date of registration of any $NC10 Note delivered upon any exchange or transfer of $NC10 Notes shall be such that no gain or loss of interest results from such exchange or transfer.

§ 2

Status

(1)

The $NC10 Notes shall constitute unsecured and subordinated obligations of the Issuer, ranking pari passu among themselves. In the event of the dissolution, liquidation, insolvency, composition or other proceedings for the avoidance of insolvency of, or against, the Issuer, the obligations under the $NC10 Notes shall be fully subordinated to (i) the claims of unsubordinated creditors of the Issuer, (ii) the claims under Tier 2 instruments (within the meaning of the CRR (as defined in § 3 (9)) of the Issuer, and (iii) the claims specified in § 39 (1) nos. 1 to 5 of the German Insolvency Statute (Insolvenzordnung – “InsO”)) so that in any such event no amounts shall be payable in respect of the $NC10 Notes until (i) the claims of such unsubordinated creditors of the Issuer, (ii) the claims under such Tier 2 instruments, and (iii) the claims specified in § 39 (1) nos. 1 to 5 InsO have been satisfied in full. Subject to this subordination provision, the Issuer may satisfy its obligations under the $NC10 Notes also from other distributable assets (freies Vermögen) of the Issuer.

Claims under the $NC10 Notes will rank pari passu with the claims against the Issuer under, as of the date of this $NC10 Note, (i) the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Funding Trust I of its U.S.$ 650,000,000 Non-cumulative Trust Preferred Securities (ISIN US251528AA34), (ii) the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Funding Trust V of its EUR 300,000,000 Non-cumulative Trust Preferred Securities (ISIN DE000A0AA0X5), (iii) the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Funding Trust VI of its EUR 900,000,000 Non-cumulative Trust Preferred Securities (ISIN DE000A0DTY34), (iv) the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Funding Trust VII of its U.S.$ 800,000,000 Non-cumulative Trust Preferred Securities (ISIN US25153RAA05), (v) the subordinated guarantee given by the Issuer in relation with the issuance by Deutsche Bank Capital Funding Trust VIII of its U.S.$ 600,000,000 Non-cumulative Trust Preferred Securities (ISIN US25153U2042), (vi) the subordinated guarantee given by the Issuer in relation with the issuance by Deutsche Bank Capital Funding Trust IX of its U.S.$ 1,150,000,000 Non-cumulative Trust Preferred Securities (ISIN US25153Y2063), (vii) the subordinated guarantee given by the Issuer in relation with the issuance by Deutsche Bank Capital Funding Trust XI of its EUR 1,300,000,000 Non-cumulative Trust Preferred Securities (ISIN DE000A1ALVC5) as well as (viii) the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Trust I of its U.S.$ 318,000,000 Non-cumulative Trust Preferred Securities (ISIN XS0095376439), (ix) the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Trust II of its JPY 20,000,000,000 Non-cumulative Trust Preferred Securities (loan format), (x) the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Trust IV of its U.S.$ 162,000,000 Non-cumulative Trust Preferred Securities (ISIN XS0099377060), (xi) the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Trust V of its U.S.$ 225,000,000 Non-cumulative Trust Preferred Securities (ISIN XS0105748387) as well as (xii) the subordinated guarantee given by the Issuer in relation with the issuance by Deutsche Bank Contingent Capital Trust II of its U.S.$ 800,000,000 Non-cumulative Trust Preferred Securities (ISIN US25153X2080), (xiii) the subordinated guarantee given by the Issuer in relation with the issuance by Deutsche Bank Contingent Capital Trust III of its U.S.$ 1,975,000,000 Non-cumulative Trust Preferred Securities (ISIN US25154A1088), (xiv) the subordinated guarantee given by the Issuer in relation with the issuance by Deutsche Bank Contingent Capital Trust IV of its EUR 1,000,000,000 Non-cumulative Trust Preferred Securities (ISIN DE000A0TU305) and (xv) the subordinated guarantee given by the Issuer in relation with the issuance by Deutsche Bank Contingent Capital Trust V of its U.S.$ 1,385,000,000 Non-cumulative Trust Preferred Securities (ISIN US25150L1089), as well as the following issuances of the Issuer: (xvi) the EUR 1,750,000,000 Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes (ISIN DE000DB7XHP3), (xvii) the

USD 1,250,000,000 Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes (ISIN XS1071551474) and (xiii) the GBP 650,000,000 Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes (ISIN XS1071551391).

The term “unsubordinated creditors” shall mean the holders of any indebtedness or other payment obligation of the Issuer that is not expressed to be subordinated by means of contractual agreement or as a matter of law.

No Holder may set off his claims arising under the $NC10 Notes against any claims of the Issuer. No security or guarantee of whatever kind is, or shall at any time be, provided by the Issuer or any other person securing rights of the Holders under the $NC10 Notes.

(2)

No subsequent agreement may limit the subordination pursuant to the provisions set out in § 2 (1) or shorten the term of the $NC10 Notes or any applicable notice period. If the $NC10 Notes are redeemed or repurchased by the Issuer otherwise than in the circumstances described in § 2 (1) or as a result of a redemption pursuant to § 5 (2), § 5 (3) or § 5 (4), then the amounts redeemed or paid must be returned to the Issuer irrespective of any agreement to the contrary unless the competent supervisory authority of the Issuer has given its consent to such redemption or repurchase. A termination or redemption of the $NC10 Notes pursuant to § 5 or a repurchase of the $NC10 Notes requires, in any event, the prior consent of the competent supervisory authority of the Issuer.

(3)

By subscribing for or otherwise acquiring this $NC10 Note, the Holders shall be bound by and shall be deemed to consent to the imposition of any Resolution Measure (as defined below) by the competent resolution authority. Under the relevant resolution laws and regulations as applicable to the Issuer from time to time, this $NC10 Note may be subject to the powers exercised by the competent resolution authority to:

(a)	write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount in respect of this $NC10 Note;

(b)	convert this $NC10 Note into ordinary shares or other instruments qualifying as core equity tier one capital; and/or

(c)

apply any other resolution measure, including, but not limited to, (i) any transfer of this $NC10 Note to another entity, (ii) the amendment of the terms and conditions of this $NC10 Note or (iii) the cancellation of this $NC10 Note;

(each, a “Resolution Measure”).

For the avoidance of doubt, any non-payment by the Issuer arising out of any such Resolution Measure will not constitute a Non-Payment Event under the terms of this $NC10 Note or the Capital Securities Indenture.

(4)	By its acquisition of this $NC10 Note, each Holder shall be deemed irrevocably to have agreed and does agree:

(a)	to be bound by any Resolution Measure;

(b)	that it will have no claim or other right against the Issuer arising out of any Resolution Measure; and

(c)

that the imposition of any Resolution Measure will not constitute a default or an event of default under this $NC10 Note, the Capital Securities Indenture or the Trust Indenture Act of 1939 as amended (the “Trust Indenture Act”).

(5)

By its acquisition of this $NC10 Note, each Holder waives, to the extent permitted by the Trust Indenture Act, any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to this $NC10 Note.

(6)

By its acquisition of this $NC10 Note, each Holder shall be deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by the competent resolution authority of its decision to exercise such power with respect to this $NC10 Note and (ii) authorized, directed and requested the Depositary and any direct participant in the Depositary or other intermediary through which it holds such Notes to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to this $NC10 Note as it may be imposed, without any further action or direction on the part of such Holders of this $NC10 Note, the Trustee or the principal paying agent, calculation agent, transfer agent and registrar (the “Agents”).

(7)

Upon the imposition of a Resolution Measure by the competent resolution authority with respect to this $NC10 Note, the Issuer shall provide a written notice directly to the holders in accordance with § 11 as soon as practicable regarding such imposition of a Resolution Measure for purposes of notifying Holders of such occurrence. The Issuer shall also deliver a copy of such notice to the Trustee and the Paying Agent for information purposes. Any delay or failure by the Issuer to give notice shall not affect the validity and enforceability of any Resolution Measure nor the effects thereof on the $NC10 Notes.

(8)

If the Issuer has elected to redeem this $NC10 Note but prior to the payment of the redemption amount (i) the competent resolution authority has imposed a Resolution Measure with respect to this $NC10 Note or (ii) a Trigger Event has occurred, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

(9)

Upon the imposition of any Resolution Measure by the competent resolution authority, the Trustee shall not be required to take any further directions from holders of this $NC10 Note under Section 5.09 of the Base Capital Securities Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the $NC10 Notes to direct certain actions relating to the $NC10 Notes, and if any such direction was previously given under Section 5.09 of the Base Capital Securities Indenture to the Trustee by the holders, it shall automatically cease to be effective, be null and void and have no further effect. The Capital Securities Indenture shall impose no duties upon the Trustee or the Agents whatsoever with respect to the imposition of any Resolution Measure by the competent resolution authority. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by the competent resolution authority, this $NC10 Note remains outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of this $NC10 Note), then the Trustee’s and the Paying Agent’s duties under the Capital Securities Indenture shall remain applicable with respect to the $NC10 Notes following such completion to the extent that the Issuer, the Trustee and the Agents agree pursuant to a supplemental indenture, unless the Issuer, the Trustee and the Agents agree that a supplemental indenture is not necessary.

§ 3

Interest

(1)	Interest Payment Dates.

(a)

Subject to a cancellation of interest payments pursuant to § 3 (8) and a write-down pursuant to § 5 (8), the $NC10 Notes shall bear interest on their aggregate nominal amount from 21 November 2014 (the “Interest Commencement Date”) (inclusive) to the first Interest Payment Date (exclusive), and thereafter from each Interest Payment Date (inclusive) to the next following Interest Payment Date (exclusive). In the event of a write-down pursuant to § 5 (8)(b), the $NC10 Notes shall for the full respective Interest Period in which such write-down occurs only bear interest on the aggregate nominal amount which has been reduced accordingly; a potential write-up pursuant to § 5 (8)(c) which may occur on the relevant Interest Payment Date will not be taken into account for such Interest Period and will only become effective from the Interest Period commencing on the Interest Payment Date on which the write-up occurs.

(b)	“Interest Payment Date” means 30 April in each year. The first Interest Payment Date is 30 April 2015 (short first interest period).

(c)

If any Interest Payment Date would otherwise fall on a day which is not a Business Day, it shall be postponed to the next day which is a Business Day. Holders shall not be entitled to further interest or other payment in respect of such postponement.

“Business Day” means a day (other than Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in New York and Frankfurt.

(d)

A Holder of a $NC10 Note at the close of business on the Business Day immediately preceding an Interest Payment Date (the “Regular Record Date”) shall be entitled to receive interest payable pursuant to § 3 (2) on such $NC10 Note on the corresponding Interest Payment Date.

(2)	Unless expressly provided otherwise below, the Rate of Interest (the “Rate of Interest”) for any Interest Period (as defined below) shall be

(a)	for the period from the Interest Commencement Date (inclusive) to the First Call Date (as defined in § 5 (4)) (exclusive) a fixed rate of 7.50 per cent. per annum, and

(b)	for the period from the First Call Date (inclusive) the Reference Rate (as defined below) plus the initial credit spread of 5.003 per cent. per annum.

“Reference Rate” means the 5 year semi-annual swap rate for USD swap transactions, expressed as an annual rate, as displayed on the Reuters screen “ISDAFIX1” (or any successor page) (the “Screen Page”) under the heading “11:00 AM” (as such heading may appear from time to time) as at 11:00 a.m. New York time on the relevant Determination Date.

In the event that the Reference Rate does not appear on the Screen Page on the relevant Determination Date, Reference Rate shall mean the percentage rate, expressed as an annual rate, determined on the basis of the 5 year Swap Rate Quotations provided by the Reference Banks to the Calculation Agent at approximately 11.00 a.m. New York time on the Determination Date. If at least three quotations are provided, the rate for that Determination Date will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two quotations are provided, the Reference Rate will be the arithmetic mean of the quotations provided. If only one quotation is provided, the Reference Rate will be the quotation provided. If no quotations are provided, the Reference Rate will be equal to the last available 5 year semi-annual swap rate for USD swap transactions on the Screen Page, expressed as an annual rate.

“5 year Swap Rate Quotations” means the arithmetic mean of the bid and offered rates for the semi-annual fixed leg (calculated on the basis of a 360-day year of twelve 30-day months) of a fixed-for-floating USD interest rate swap transaction which (i) has a term of 5 years commencing on the relevant Reset Date, (ii) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market and (iii) has a floating leg based on the 3-month USD LIBOR rate (calculated on the basis of the actual number of days elapsed in a 360-day year).

“Reference Banks” means five leading swap dealers in the interbank market.

“Reset Date” means the First Call Date and any fifth anniversary of the immediately preceding Reset Date.

“Determination Date” means, in respect of the Reference Rate to be determined in relation to the period from a Reset Date (inclusive) to the next following Reset Date (exclusive), the second Business Day preceding the Reset Date on which such period commences.

“Interest Period” means the period from the Interest Commencement Date (inclusive) to the first Interest Payment Date (exclusive) and thereafter from each Interest Payment Date (inclusive) to the next following Interest Payment Date (exclusive).

(3)

Interest Amount. The Calculation Agent will, forthwith after the determination of the Reference Rate, determine the applicable Rate of Interest and calculate the amount of interest payable on the $NC10 Notes in respect of the Specified Denomination (subject to § 5 (8)(b) (the “Interest Amount”) for the relevant Interest Periods. The Interest Amount shall be calculated by applying the Rate of Interest and the Day Count Fraction (as defined below) to the Specified Denomination and rounding the resultant figure to the nearest unit of the Specified Currency, with 0.5 of such unit being rounded upwards.

(4)

Notification of Rate of Interest and Interest Amount. The Calculation Agent will cause the Rate of Interest and the Interest Amount for the Interest Periods up to the next Reset Date to be notified (i) to the Issuer, to the Paying Agent, to the other Agents, to the Trustee and to the Holders in accordance with § 11 as soon as possible after their determination, but in no event later than the fourth Business Day thereafter and (ii), if required by the rules of any stock exchange on which the $NC10 Notes are listed from time to time at the request of the Issuer, to such stock exchange as soon as possible after their determination, but in no event later than the first day of the Interest Period in relation to which the relevant Rate of Interest and the relevant Interest Amount applies.

(5)

Determinations Binding. All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this § 3 by the Calculation Agent shall (in the absence of manifest error) be binding on the Issuer, the Paying Agent and the Holders.

(6)

Accrual of Interest. The $NC10 Notes shall cease to bear interest from the beginning of the day on which they are due for redemption. If the Issuer shall fail to redeem the $NC10 Notes when due, interest shall continue to accrue on the outstanding aggregate nominal amount of the $NC10 Notes from the due date (inclusive) to the date of actual redemption of the $NC10 Notes (exclusive) at the default rate of interest established by law.

(7)	Day Count Fraction.

“Day Count Fraction” means with regard to the calculation of an Interest Amount on the $NC10 Notes for any period of time (the “Calculation Period”) the number of days in the Calculation Period divided by the actual number of days in the respective interest year (i.e. from 30 April (inclusive) in any year to the next 30 April (exclusive).

(8)	Cancellation of Interest Payment.

(a)

Interest on the $NC10 Notes shall only be or become due and payable on an Interest Payment Date to the extent it has not been cancelled or deemed cancelled (in each case, in whole or in part) in accordance with the provisions set forth in this § 3 (8). To the extent any payment of interest that would otherwise have been paid has been cancelled or deemed cancelled, then the interest that would otherwise have been payable absent such cancellation shall not be due and payable and no Holder shall have any claim whatsoever in respect thereof. In addition, principal, interest or other amounts on this $NC10 Note shall only be or become due and payable to the extent that such amounts are not subject to any Resolution Measure. Any interest, principal or other amounts so cancelled or deemed cancelled (in each case, in whole or in part) pursuant to such sections shall not be due and shall not accumulate or be payable at any time thereafter, and Holders shall have no rights thereto or in connection therewith or any claim therefor and shall not be entitled to any additional interest or compensation as a result of or in connection with such cancellation or deemed cancellation. For the avoidance of doubt, any such cancellation or deemed cancellation (in whole or in part) will not constitute a Non-Payment Event under the terms of this $NC10 Note or the Capital Securities Indenture.

By its acquisition of this $NC10 Note, each Holder shall be deemed irrevocably to have agreed and, subject to § 5 (8)(a), does agree, that:

(i)

subject to § 5 (8)(a), interest is due and payable in respect of any period only if and to the extent that the Issuer has not exercised its sole discretion to cancel such payment, and no amount of interest shall become due and payable in respect of any such period to the extent that it has been (x) cancelled (in whole or in part) by the Issuer at the Issuer’s sole discretion pursuant to § 3 (8)(b), (y) cancelled (in whole or in part) pursuant to a Resolution Measure and/or (z) deemed cancelled (in whole or in part) pursuant to § 3 (8)(c);

(ii)

a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms hereof and of the Capital Securities Indenture shall not constitute a default in payment or otherwise constitute a default under, or a breach of, the terms of this $NC10 Note or the Capital Securities Indenture; and

(iii)	subject to § 5 (8)(a), interest, principal or other amounts on this $NC10 Note shall only be or become due and payable in accordance with this § 3 (8)(a).

(b)

The Issuer has the right, in its sole discretion, to cancel all or part of any payment of interest, including (but not limited to) if such cancellation is necessary to prevent the Common Equity Tier 1 Capital Ratio (as defined in § 5 (8)(b)) from falling below 5.125 per cent. or to meet a requirement imposed by law or the competent supervisory authority. If the Issuer makes use of such right, it shall give notice to the Holders in accordance with § 11 without undue delay, but no later than on the relevant Interest Payment Date. Interest that is cancelled will not be due and will not accumulate or be payable at any time thereafter.

(c)	Payment of interest on the $NC10 Notes for the relevant Interest Period shall be cancelled (without prejudice to the exercise of sole discretion pursuant to § 3 (8)(b)):

(i)

to the extent that such payment of interest together with any additional Distributions (as defined in § 3 (9)) that are simultaneously planned or made or that have been made by the Issuer on the other Tier 1 Instruments (as defined in § 3 (9)) in the then current financial year of the Issuer would exceed the Available Distributable Items (as defined in § 3 (9)), provided that, for such purpose, the Available Distributable Items shall be increased by an amount equal to what has been accounted for as expenses for Distributions in respect of Tier 1 Instruments (including payments of interest on the $NC10 Notes) in the determination of the profit (Gewinn) on which the Available Distributable Items are based; or

(ii)

if and to the extent that the competent supervisory authority orders that all or part of the relevant payment of interest be cancelled or another prohibition of Distributions is imposed by law or an authority.

(d)

The Issuer has the right to use the funds from cancelled payments of interest without restrictions for the fulfilment of its own obligations when due. To the extent that payments of interest are cancelled, such cancellation includes all Additional Amounts (as defined in § 7(2)) payable pursuant to § 7(2). Any payments of interest which have been cancelled will not be made or compensated at any later date.

(9)	Definitions.

“Distribution” means any kind of payment of dividends or interest.

“Available Distributable Items” means, with respect to any payment of interest, the profit (Gewinn) as of the end of the financial year of the Issuer immediately preceding the relevant Interest Payment Date, and for which audited annual financial statements are available, plus (i) any profits carried forward and distributable reserves (ausschüttungsfähige Rücklagen), minus (ii) any losses carried forward and any profits which are non-distributable pursuant to applicable law or the Articles of Association of the Issuer and any amounts allocated to the non-distributable reserves, provided that such profits, losses and reserves shall be determined on the basis of the unconsolidated financial statements of the Issuer prepared in accordance with accounting principles generally accepted in the Federal Republic of Germany as described in the German Commercial Code (Handelsgesetzbuch) and other applicable German law then in effect and not on the basis of its consolidated financial statements.

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in the Capital Securities Indenture and the terms of the $NC10 Notes shall refer to such amended provisions or successor provisions.

“Tier 1 Instruments” means capital instruments which, according to the CRR, qualify as common equity Tier 1 capital or Additional Tier 1 capital.

§ 4

Payments

(1)

Payment of Principal and Interest. Any payments of principal of and interest to be made on the Global Security shall be payable to the Depositary by wire in immediately available funds by the Paying Agent (subject to the Paying Agent’s receipt of such funds).

(2)	Manner of Payment. Subject to applicable fiscal and other laws and regulations, payments of amounts due in respect of the $NC10 Notes shall be made in the Specified Currency.

(3)	Discharge. The Issuer shall be discharged by payment to, or to the order of, the Depositary.

(4)

Payment Date. If the date for payment of principal in respect of any $NC10 Note is not a Business Day then the Holders shall not be entitled to payment until the next Business Day and shall not be entitled to further interest or other payment in respect of such delay.

(5)

References to Principal and Interest. Reference in this $NC10 Note to principal in respect of the $NC10 Notes shall be deemed to include, as applicable, the following amounts: the Redemption Amount of the $NC10 Notes, any premium and any other amounts which may be payable under or in respect of the $NC10 Notes. Reference in these Terms and Conditions to interest in respect of the $NC10 Notes shall be deemed to include, as applicable, any Additional Amounts (as defined in § 7(2)) payable pursuant to § 7(2).

(6)

Unclaimed Moneys. With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any $NC10 Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the Holders that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment hereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this $NC10 Note as the same shall become due.

(7)

Prior to due presentment of this $NC10 Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this $NC10 Note is registered as the owner hereof for all purposes, whether or not this $NC10 Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

(8)

No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this $NC10 Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Capital Securities Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

§ 5

Redemption; Write-downs

(1)	No Scheduled Maturity. The $NC10 Notes have no scheduled maturity date.

(2)

Early Redemption for Regulatory Reasons. If the Issuer determines, in its own discretion, that (i) the percentage of the aggregate principal amount of the $NC10 Notes outstanding at such time that may be treated as Additional Tier 1 capital for the purposes of its own funds in accordance with applicable law has been reduced or (ii) it is subject to any other form of a less advantageous regulatory own funds treatment with respect to the $NC10 Notes than as of the Interest Commencement Date, the $NC10 Notes may be redeemed, in whole but not in part, at any time at the option of the Issuer, subject to any required prior consent of the competent supervisory authority, upon not less than 25 and not more than 60 days’ prior notice of redemption at their Redemption Amount (as defined below) together with interest (if any, and subject to a cancellation of the interest payment pursuant to § 3 (8)) accrued to the date fixed for redemption (exclusive).

(3)

Early Redemption for Reasons of Taxation. If the tax treatment of the $NC10 Notes, due to a change in applicable legislation, including a change in any fiscal or regulatory legislation, rules or practices, or a change in the official application or official interpretation of such legislation or rules, which takes effect after the Interest Commencement Date, changes (including but not limited to the tax deductibility of interest payable on the $NC10 Notes or the obligation to pay Additional Amounts (as defined in § 7(2)) and the Issuer determines, in its own discretion, that such change has a material adverse effect on the Issuer, the $NC10 Notes may be redeemed, in whole but not in part, at any time at the option of the

Issuer, subject to the prior consent of the competent supervisory authority, upon not less than 25 and not more than 60 days’ prior notice of redemption at their Redemption Amount (as defined below) together with interest (if any, and subject to a cancellation of the interest payment pursuant to § 3 (8)) accrued to the date fixed for redemption (exclusive).

(4)

Early Redemption at the Option of the Issuer. The Issuer may redeem the $NC10 Notes, in whole but not in part, subject to the prior consent of the competent supervisory authority, upon not less than 25 days’ notice of redemption with effect as of the Early Redemption Date (as defined below) at their Redemption Amount (as defined below) together with interest (if any, and subject to a cancellation of the interest payment pursuant to § 3 (8)) accrued to the Early Redemption Date (exclusive), unless such $NC10 Note is written down in whole or in part pursuant to a Resolution Measure, in which case the redemption price will be the nominal amount of the $NC10 Note after giving effect to such write-down.

“Early Redemption Date” means the First Call Date and any fifth anniversary of the immediately preceding Early Redemption Date.

“First Call Date” means 30 April 2025.

(5)

Notice pursuant to § 5 (2), (3) and (4) shall be given in accordance with § 11 to the Holders, the Agents and the Trustee. Such notice shall be, subject to § 2(8), irrevocable and shall state the date fixed for redemption and, in the case of a notice pursuant to § 5 (2) or (3), the reason for the redemption.

(6)

Redemption after Write-Up; Redemption Amount. The Issuer may exercise its ordinary redemption rights pursuant to § 5 (4) only if any write-downs pursuant to § 5 (8) have been fully written up. However, if this $NC10 Note is written down in whole or in part pursuant to a Resolution Measure, the Issuer shall be permitted to exercise its ordinary redemption right pursuant to § 5 (4) without subsequently writing up any such write-down.

Otherwise, the exercise of the redemption rights pursuant to § 5 (2), (3) and (4) shall be at the sole discretion of the Issuer.

“Redemption Amount” of each $NC10 Note, unless previously redeemed in whole or in part or repurchased and cancelled, shall be the initial nominal amount of such $NC10 Note, except in the event that the Issuer redeems the $NC10 Notes in accordance with § 5 (2) or § 5 (3); in these cases the “Redemption Amount” of each $NC10 Note, unless previously redeemed in whole or in part or repurchased and cancelled, shall be the then current nominal amount of such $NC10 Note as reduced by any write-downs (to the extent not made up for by write-up(s)). No Holder shall have any claim against the Issuer in connection with or arising out of the reduction of the Redemption Amount in connection with any write-down under § 5 (8)(b) or any Resolution Measure.

(7)	No Call Right of the Holders. The Holders have no right to call the $NC10 Notes for redemption.

(8)	Write-down.

(a)	Deemed Agreement to Principal Write-down. By its acquisition of this $NC10 Note, each Holder shall be deemed irrevocably to have agreed and, subject to § 3 (8)(a), does agree, that:

(i)

subject to § 3 (8)(a), interest is not due and payable on any portions of the aggregate nominal amount of this $NC10 Note written down pursuant to § 5 (8)(b) (to the extent not subsequently written up pursuant to § 5 (8)(c));

(ii)

a write down of the nominal amount of this $NC10 Note (in whole or in part) in accordance with the terms hereof and of the Capital Securities Indenture shall not constitute a default in payment or otherwise constitute a default under, or a breach of, the terms of this $NC10 Note or the Capital Securities Indenture; and

(iii)

subject to § 3 (8)(a), interest or principal on this $NC10 Note shall only be or become due and payable on an Interest Payment Date or other relevant date to the extent the nominal amount of this $NC10 Note at the time of such payment has not been written down in accordance with § 5 (8)(b) (in whole or in part, and to the extent not subsequently written up pursuant to § 5 (8)(c)). Any interest, principal or other amounts unpaid as a result of a write-down (in whole or in part) in accordance with § 5 (8)(b) shall not be due and shall not accumulate or be payable at any time thereafter, and Holders shall have no rights thereto or in connection therewith or any claim therefor and shall not be entitled to any additional interest or compensation as a result of or in connection with such write-down. For the avoidance of doubt, any write-down (in whole or in part) pursuant to § 5 (8)(b) shall not constitute a Non-Payment Event under the terms of this $NC10 Note or the Capital Securities Indenture.

(b)	Upon the occurrence of a Trigger Event, the Redemption Amount and the nominal amount of each $NC10 Note shall be reduced by the amount of the relevant write-down.

A “Trigger Event” shall occur, if at any time, the Common Equity Tier 1 capital ratio pursuant to Article 92 (1) (a) CRR or any successor provision, determined on a consolidated basis (the “Common Equity Tier 1 Capital Ratio”), falls below 5.125 per cent.

Upon the occurrence of a Trigger Event, a write-down shall be effected pro rata with all other Additional Tier 1 instruments within the meaning of the CRR (Additional Tier 1 capital), the terms of which provide for a write-down (whether permanent or temporary) upon the occurrence of the Trigger Event. For such purpose, the total amount of the write-downs to be allocated pro rata shall be equal to the amount required to restore fully the Common Equity Tier 1 Capital Ratio of the Issuer to 5.125 per cent. but shall not exceed the sum of the nominal amounts of the relevant instruments outstanding at the time of occurrence of the Trigger Event.

The sum of the write-downs to be effected with respect to the $NC10 Notes shall be limited to the outstanding aggregate nominal amount of the $NC10 Notes at the time of occurrence of the relevant Trigger Event.

Upon the occurrence of a Trigger Event, the Issuer shall:

(i)

inform the competent supervisory authority that is responsible for the Issuer and, in accordance with § 11, provide notice to the Trustee, the Agents and the Holders of the $NC10 Notes without undue delay about the occurrence of such Trigger Event and the fact that a write-down will have to be effected, and

(ii)

determine the write-down to be effected without undue delay, but not later than within one month (unless the competent supervisory authority of the Issuer shortens such period), and notify such write-down (i) to the competent supervisory authority, (ii) to the Holders of the $NC10 Notes in accordance with § 11, (iii) to the Calculation Agent and the Paying Agent, the other Agents and the Trustee and (iv), if required by the rules of any stock exchange on which the $NC10 Notes are listed from time to time at the request of the Issuer, to such stock exchange.

The write-down shall be deemed to be effected at the time when the notices pursuant to (a)(i) and (a)(ii) are given and the nominal amount of each $NC10 Note (including the Redemption Amount) in the Specified Denomination shall be deemed to be reduced at such time by the amount of such write-down.

(c)

After a write-down has been effected, the nominal amount and the Redemption Amount of each $NC10 Note, unless previously redeemed or repurchased and cancelled, may be written up in accordance with the following provisions of § 5 (8)(c) in each of the financial years of the Issuer subsequent to the occurrence of such write-down until the full initial nominal amount has been reached, to the extent that a corresponding annual profit (Jahresüberschuss, calculated in accordance with German law and accounting principles) is recorded and the write-up will not give rise to or increase an annual loss (Jahresfehlbetrag, calculated in accordance with German law and accounting principles). The write-up will occur with effect as of the Interest Payment Date (including) immediately following the financial year of the Issuer for which the above-mentioned annual profit (Jahresüberschuss) was determined.

The write-up shall be effected pari passu with write-ups of other Additional Tier 1 instruments within the meaning of the CRR, unless this would cause the Issuer to be in breach of any contractual obligations that have been assumed by the Issuer or with any statutory or regulatory obligations.

Subject to the conditions (i) to (v) below, which may limit the extent of any write-up, it shall be at the discretion of the Issuer to effect a write-up. In particular, the Issuer may effect a write-up only in part or effect no write-up at all even if a corresponding annual profit is recorded and the conditions (i) to (v) are fulfilled.

(i)

To the extent that the annual profit determined or to be determined is to be used for a write-up of the $NC10 Notes (i.e. a write-up of the nominal amount and of the Redemption Amount) and of other Additional Tier 1 instruments within the meaning of the CRR, the terms of which provide for a similar Trigger Event (also if such terms provide for a different Tier 1 capital ratio as trigger) (together with the $NC10 Notes the “AT1 Instruments”), and is available in accordance with (ii) and (iii) below, such write-up shall be effected pro rata in proportion to the initial nominal amounts of the instruments.

(ii)

The maximum total amount that may be used for a write-up of the $NC10 Notes and of other AT1 Instruments that have been written down and for the payment of interest and other Distributions on AT1 Instruments that have been written down shall be calculated, subject to the regulatory technical standards applicable at the time when the write-up is effected, in accordance with the following formula:

H = J x S/T1

“H” means the maximum amount available for the write-up of the AT1 Instruments and Distributions on AT1 Instruments that have been written down;

“J” means the annual profit determined or to be determined for the previous year;

“S” means the sum of the initial nominal amounts of the AT1 Instruments (i.e. before write-downs due to a Trigger Event or other comparable event are effected);

“T1” means the amount of the Tier 1 capital of the Issuer immediately before the write-up is effected.

The maximum amount “H” shall be determined in accordance with the regulatory technical standards as applicable from time to time, which are currently available in the “Commission Delegated Regulation (EU) No 241/2014 of 7 January 2014 supplementing Regulation (EU) No 575/2013 of the European Parliament and of the Council with regard to regulatory technical standards for Own Funds requirements for institutions”. The maximum amount “H” shall be determined by the Issuer in accordance with the requirements applicable at the time of determination, and the write-up shall be based on the amount so determined without requiring any amendment to this subparagraph (ii).

(iii)

In total, the sum of the amounts of the write-ups of AT1 Instruments together with the amounts of any dividend payments and other Distributions on shares and other Common Equity Tier 1 instruments of the Issuer (including payment of interests and other Distributions on AT1 Instruments that have been written down) for the relevant financial year must not exceed the maximum distributable amount within the meaning of Article 141 (2) CRD IV or any successor provision (“Maximum Distributable Amount” or “MDA”) as transposed into national law.

“CRD IV” means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

(iv)

Write-ups of the $NC10 Notes do not have priority over dividend payments and other Distributions on shares and other Common Equity Tier 1 instruments of the Issuer, i.e. such payments and Distributions are permitted even if no full write-up has been effected.

(v)	At the time of a write-up, there must not exist any Trigger Event that is continuing. A write-up is also excluded if such write-up would give rise to the occurrence of a Trigger Event.

If the Issuer elects to effect a write-up in accordance with the provisions of this § 5 (8)(c), it shall provide notice of its election to effect the write-up as of the relevant Interest Payment Date (including the amount of the write-up as a percentage of the initial nominal amount of the $NC10 Notes and the effective date of the write-up (in each case a “Write-up Date”)) no later than 10 calendar days prior to the relevant Interest Payment Date to the Holders of the $NC10 Notes in accordance with § 11, to the Calculation Agent, to the Paying Agent, to the other Agents, to the Trustee and, if required by the rules of any stock exchange on which the $NC10 Notes are listed from time to time at the request of the Issuer, to such stock exchange. The write-up shall be deemed to be effected at the time when the notice to the Holders is given in accordance with § 11 and the nominal amount of each $NC10 Note in the Specified Denomination (including the Redemption Amount) shall be deemed to be increased by the amount specified in the notice with effect as of the Write-up Date.

(d)

Neither the Trustee nor the Paying Agent will be liable with respect to (i) the calculation or accuracy of the Common Equity Tier 1 Capital Ratio in connection with the occurrence of a Trigger Event and the timing of such Trigger Event, (ii) the Issuer’s failure to post or deliver the underlying Common Equity Tier 1 Capital Ratio calculations of a Trigger Event to the Depositary or the Holders or (iii) any aspect of the Issuer’s decision to deliver a notice of a write-down.

§ 6

Paying Agent and Calculation Agent

(1)	Appointment; Specified Office. The initial Paying Agent and the initial Calculation Agent and their respective initial specified offices shall be:

Paying Agent

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 16th Floor

Mail Stop: NYC60-1630

New York, New York 10005

United States of America

Calculation Agent

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 16th Floor

Mail Stop: NYC60-1630

New York, New York 10005

United States of America

The Paying Agent and the Calculation Agent reserve the right at any time to change their respective specified office to some other specified office in the same city.

(2)

Variation or Termination of Appointment. The Issuer reserves the right at any time to vary or terminate the appointment of the Calculation Agent or any Paying Agent and to appoint another Calculation Agent or additional or other Paying Agents. The Issuer shall at all times maintain a Paying Agent and a Calculation Agent. Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 25 nor more than 45 days’ prior notice thereof shall have been given to the Holders in accordance with § 11.

(3)

Agents of the Issuer. The Calculation Agent, the Registrar, the Transfer Agent and the Paying Agent act solely as agents of the Issuer and do not assume any obligations towards or relationship of agency or trust for any Holder.

§ 7

Taxation

(1)

All payments in respect of this $NC10 Note are subject in all cases to (i) any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the terms described in § 7(2), and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, (or any regulations or agreements thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement) (collectively, “FATCA”).

(2)

All amounts payable in respect of the $NC10 Notes shall be paid without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction by or in or for the account of the Federal Republic of Germany or any political subdivision or any authority thereof or therein having power to tax unless such withholding or deduction is required by law. In such event, the Issuer shall pay such additional amounts (“Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts which would otherwise have been receivable by the Holders in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a)

are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by the Issuer or the Paying Agent from payments of principal or interest made by it; or

(b)

are payable by reason of the Holder having, or having had, some personal or business connection with Germany and not merely by reason of the fact that payments in respect of the $NC10 Notes are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, Germany; or

(c)

are deducted or withheld pursuant to (i) any European Union Directive or Regulation concerning the taxation of interest income, or (ii) any international treaty or understanding relating to such taxation and to which Germany or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such Directive, Regulation, treaty or understanding; or

(d)

where presentation of the $NC10 Notes is required, are withheld or deducted by a Paying Agent from a payment if the payment could have been made by another Paying Agent without such withholding or deduction; or

(e)

are payable by reason of a change in a law that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and notice thereof is published in accordance with § 11, whichever occurs later; or

(f)

are avoidable or would have been avoidable through fulfilment of statutory requirements or through the submission of a declaration of non-residence or by otherwise enforcing a claim for exemption vis à vis the relevant tax authority; or

(g)	are deducted or withheld in respect of FATCA (as defined in §7 (1)); or

(h)

are deducted or withheld because the beneficial owner of the $NC10 Notes is not himself the legal owner (Holder) of the $NC10 Notes and the deduction or withholding in respect of payments to the beneficial owner would not have been made or the payment of Additional Amounts in respect of a payment to the beneficial owner in accordance with the above provisions could have been avoided if the latter had also been the legal owner (Holder) of the $NC10 Notes.

For the avoidance of doubt, no Additional Amounts shall be payable in respect of (i) principal, interest or other amounts written down pursuant to a Resolution Measure, (ii) interest cancelled pursuant to § 3 (8) or (iii) principal written down pursuant to § 5 (8)(b).

§ 8

Amendments to the Capital Securities Indenture and this $NC10 Note

(1)

Amendment to the Capital Securities Indenture and this $NC10 Note. The Issuer and the Trustee may amend, modify or supplement the Capital Securities Indenture or this $NC10 Note without the consent of any Holder to cure any ambiguity or to correct or supplement any provision contained herein, which may be defective or inconsistent with any other provision contained herein or to give effect to any variation to the terms of this $NC10 Note as a result of any exercise of a Resolution Measure or to make such other provisions as the Issuer may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders. Notwithstanding the foregoing, any amendment made solely to conform the provisions of the Supplemental Capital Securities Indenture to the description of the $NC10 Notes contained in the Issuer’s prospectus supplement dated November 18, 2014 will not be deemed to adversely affect the interests of the Holders.

(2)

Majority. The Capital Securities Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the capital securities of all series issued under the Capital Securities Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the Holders of each series so affected; provided that, other than cancellations of interest payments pursuant to § 3 (8) and write-downs pursuant to § 5 (8)(b), the Issuer and the Trustee may not, without the consent of the Holder of each outstanding debt security affected hereby, (a) (i) introduce a final maturity of this $NC10 Note, (ii) reduce the principal amount hereof, (iii) reduce any amount payable on redemption hereof, (iv) make the principal hereof (including any amount in respect of original issue discount), or interest hereon payable in any coin or currency other than that provided in this $NC10 Note or in accordance with the terms hereof, (v) modify or amend any provisions for converting any currency into any other currency as provided in this $NC10 Note or in accordance with the terms hereof, (vi) impair or affect the right of any Holder to institute suit for the payment hereof, (vii) modify the provisions of the Capital Securities Indenture with respect to the subordination of this $NC10 Note in a manner adverse to the Holders, in each case without the consent of the Holder of each subordinated debt security so affected; or (b) reduce the aforesaid percentage of subordinated debt securities of all series issued under the Capital Securities Indenture, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each subordinated debt security so affected.

§ 9

Replacement, No Sinking Fund

(1)

Replacement of the $NC10 Notes. In case this $NC10 Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this $NC10 Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new $NC10 Note of like tenor in exchange for this $NC10 Note, but, in the case of any destroyed or lost or stolen $NC10 Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this $NC10 Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new $NC10 Note shall be borne by the owner of this $NC10 Note mutilated, defaced, destroyed, lost or stolen.

(2)	No Sinking Fund. This $NC10 Note will not be subject to any sinking fund. The $NC10 Note may be redeemed at the option of the Issuer as described in § 5 of this $NC10 Note.

§ 10

Further Issues, Purchases and Cancellation

(1)

Further Issues. The Issuer may from time to time, without the consent of the Holders, issue further $NC10 Notes having the same terms and conditions as the $NC10 Notes in all respects (or in all respects except for the issue date, interest commencement date and/or issue price) so as to form a single series with the $NC10 Notes.

(2)

Purchases. The Issuer may (subject to the prior consent of the competent supervisory authority of the Issuer, if required) purchase $NC10 Notes in a regulated market or otherwise at any price. $NC10 Notes purchased by the Issuer may, at the option of the Issuer, be held, resold or surrendered to the Paying Agent for cancellation. If purchases are made by public tender, tenders for such $NC10 Notes must be made available to all Holders of such $NC10 Notes alike in accordance with § 11.

(3)	Cancellation. All $NC10 Notes redeemed in full shall be cancelled forthwith and may not be reissued or resold.

§ 11

Notices

(1)

Notices and Demands on Issuer. Any notice or demand which by any provision of this $NC10 Note or the Capital Securities Indenture is required or permitted to be given or served by the Trustee, by the Agents or by the Holders to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address is filed with the Trustee) as follows:

If to the Issuer, to:

Deutsche Bank AG

Attn: Group Treasury, Capital Markets Issuance

Große Gallusstrasse 10-14

60311 Frankfurt am Main

Germany

(2)

Notices and Demands on Trustee. Any notice, direction, request or demand by the Issuer, by the Agents or by any Holder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if delivered in person or mailed by first-class mail to the Trustee at:

The Bank of New York Mellon

One Canada Square

London, E14 5AL

United Kingdom

with a copy to:

The Bank of New York Mellon

Corporate Trust Administration

Internal Corporate Trust Services

Merck House

Seldown, Poole

Dorset BH15 1PX

United Kingdom

(3)

Notices and Demands on Agents. Any notice, direction, request or demand by the Issuer, by the Trustee or by any Holder to or upon the Agents may be given or made if mailed by first-class mail or sent by facsimile to:

If to the Agents, to:

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 16th Floor

Mail Stop: NYC60-1630

New York, New York 10005

United States of America

Fax: 732-578-4635

Attn: Corporates Team – Deutsche Bank AG

with a copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

Trust and Agency Services

100 Plaza One, Mailstop JCY03-0699

Jersey City, New Jersey 07311

United States of America

Fax: 732-578-4635

Attn: Corporates Team – Deutsche Bank AG

(4)	Notices to Holders.

(a)

Notices to be given to Holders represented by this $NC10 Note will be given only to the Depositary, as the registered Holder, in accordance with its applicable policies as in effect from time to time. Notices to be given in respect of this $NC10 Note held in street name will be given only to the bank, broker or other financial institution in whose name the $NC10 Notes are registered, and not the owner of any beneficial interests. Notices to be given to Holders of $NC10 Notes in definitive form will be sent by mail to the respective addresses of the Holders as they appear in the register of the $NC10 Notes, and will be deemed given when mailed.

(b)

Notice by mail shall be made to each Holder’s address as that address appears in the register for the $NC10 Notes by first class mail, postage prepaid, and may be given by publication in an authorized newspaper in the English language and of general circulation in the Borough of Manhattan, The City of New York; provided that notice may be made, at the option of the Issuer, through the customary notice provisions of the Depositary or systems through which beneficial interests in this $NC10 Note are owned.

(5)

Any notice given pursuant to the terms of this $NC10 Note or the Capital Securities Indenture will be deemed given or delivered, as the case may be, when such notice is mailed or otherwise transmitted (or first published, in the case of publication in a newspaper) pursuant to the terms of this $NC10 Note and the Capital Securities Indenture.

§ 12

Additional Tier 1 Capital

The $NC10 Notes are intended to qualify as Additional Tier 1 capital (zusätzliches Kernkapital) of the Issuer for an indefinite period of time.

§ 13

No Defaults or Events of Default; Remedies

(1)

Defaults; Events of Default. There are no defaults or events of default under this $NC10 Note, and under no circumstances may the Holders declare the principal amount of this $NC10 Note and interest accrued thereon to be due and payable.

(2)

If the Issuer does not make payments of principal of, interest on, or other amounts owing under this $NC10 Note (i) pursuant to the subordination provisions of the $NC10 Notes, (ii) due to a Resolution Measure, (iii) as a result of any cancellation of interest pursuant to § 3 (8) or (iv) as a result of any write-down pursuant to § 5 (8)(b), the Issuer will not be in default, and none of the Trustee and the Holders shall be permitted to demand repayment of this $NC10 Note. Moreover, in the event of a Resolution Measure, a cancellation of interest pursuant to § 3 (8) or a write-down pursuant to § 5 (8)(b), the Holder of this $NC10 Note may permanently lose the right to receive such payments. If the Issuer does not make payments of principal of, interest on, or other amounts owing under this $NC10 Note when due for reasons other than (i) pursuant to the subordination provisions of the $NC10 Notes, (ii) due to a Resolution Measure, (iii) as a result of any cancellation of interest pursuant to § 3 (8) or (iv) as a result of any write-down pursuant to § 5 (8)(b), the Issuer will be in breach of its obligations under the Capital Securities Indenture. Nevertheless, neither the Trustee nor the Holders may demand repayment of this $NC10 Note in any such case. Furthermore, if the Issuer becomes subject to German insolvency proceedings, the Trustee and Holder of this $NC10 Note will have no right to file a claim against the Issuer unless the competent insolvency court allows the filing of subordinated claims.

(3)

Upon the occurrence of any non-payment of principal of, interest on, or other amounts owing under this $NC10 Note (other than (i) pursuant to the subordination provisions of the $NC10 Notes, (ii) due to a Resolution Measure, (iii) as a result of any cancellation of interest pursuant to § 3 (8) or (iv) as a result of any write-down pursuant to § 5 (8)(b)), the Issuer shall give prompt written notice to the Trustee and the Paying Agent. In such case and subject to § 2 (5), the Trustee may proceed to protect and enforce its rights and the rights of the Holders in accordance with the Capital Securities Indenture whether in connection with any Non-Payment Event under the terms of the Base Capital Securities Indenture or breach by the Issuer of its obligations under this $NC10 Note, the Capital Securities Indenture or otherwise, by such judicial proceedings as the Trustee shall deem most effective as directed by the Holders, provided that the Issuer shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to principal or interest on this $NC10 Note prior to any date on which the principal of, or any interest on, this $NC10 Note would have otherwise been payable.

(4)

By its acquisition of the $NC10 Notes, each Holder shall be deemed irrevocably to have agreed and does agree that (i) the imposition of a Resolution Measure by the competent resolution authority with respect to the $NC10 Notes (ii) a cancellation of interest pursuant to § 3 (8) or (iii) a write-down pursuant to § 5 (8)(b) shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

(5)

Other than the limited remedies specified in (2) and (3) above, no remedy against the Issuer shall be available to the Trustee or the Holders whether for the recovery of amounts owing in respect of this $NC10 Note or under the Capital Securities Indenture or in respect of any breach by the Issuer of its obligations under the Capital Securities Indenture or in respect of this $NC10 Note, except that the Trustee and the Holders shall have such rights and powers as they are required to have under the Trust Indenture Act, and provided that any payments are subject to the subordination provisions of the $NC10 Notes, any Resolution Measure, a cancellation of interest pursuant to § 3 (8) or a write-down pursuant to § 5 (8)(b).

§ 14

Other Currencies

If any amounts with respect to any instrument are not expressed in the functional currency of the Issuer, for the purposes of these $NC10 Notes and the Capital Securities Indenture such amounts will be converted into such functional currency at the then-prevailing exchange rate, as determined by the Issuer in its reasonable discretion, or such other procedure as provided by applicable capital regulations.

§ 15

Applicable Law and Place of Jurisdiction

(1)

Applicable Law. This $NC10 Note and the Capital Securities Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except with respect to the subordination provisions hereof and thereof, which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, and except as may otherwise be required by mandatory provisions of law.

(2)

Submission to Jurisdiction. The Issuer agrees that any legal suit, action or proceeding arising out of or based upon this $NC10 Note or the Capital Securities Indenture may be instituted in any federal or state court sitting in the Borough of Manhattan, City and State of New York, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such court in any suit, action or proceeding. The Issuer, as long the parties hereto have any obligation under this $NC10 Note, shall have an authorized agent (the “Authorized Agent”) in the United States upon whom process may be served in any such suit, action or proceeding. Service of process upon the Authorized Agent and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer. The Issuer hereby appoints Deutsche Bank Americas Holding Corp., c/o office of the Secretary, 60 Wall Street, Mail Stop NYC60-4006, New York 10005, Attention: Peter Sturzinger as its Authorized Agent, and represents and warrants that the Authorized Agent has agreed to act as said agent for service of process.

(3)

Limitations on Suits by Holders. No Holder shall have any right by virtue or by availing of any provision of this $NC10 Note and the Capital Securities Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this $NC10 Note or under the Capital Securities Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of non-payment and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than a majority in aggregate principal amount of the $NC10 Notes of each affected series then outstanding (treated as a single class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee; it being understood and intended, and being expressly covenanted by the Holder of every $NC10 Note with every other Holder and the Trustee, that no one or more Holders of $NC10 Notes shall have any right in any manner whatever by virtue or by availing of any provision of this $NC10 Note or the Capital Securities Indenture to affect, disturb or prejudice the rights of any other such Holder, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this $NC10 Note or the Capital Securities Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders. For the protection and enforcement of the provisions of this section, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within $NC10 NOTE and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such $NC10 NOTE on the books of the Issuer, with full power of substitution in the premises.

Dated:

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within $NC10 NOTE in every particular without alteration or enlargement or any change whatsoever.

Exhibit B

FORM OF NOTICE TO DTC AND FOR PUBLICATION AS A NOTICE TO HOLDERS

[Deutsche Bank Aktiengesellschaft Letterhead]

To:	The Depository Trust Company

55 Water Street, 25th Floor

New York, New York 10041-0099

United States of America

Attn: Mandatory Reorganization Department

Fax: +1 (212) 855-5488

Email: mandatoryreorgannouncements@dtcc.com

Re: Deutsche Bank Aktiengesellschaft’s $1,500,000,000 Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes of 2014 (CUSIP: 251525AN1, ISIN: US251525AN16) – Notice to DTC, the Trustee, the Paying Agent, Holders of the Occurrence of a Trigger Event

This notice is in relation to Deutsche Bank Aktiengesellschaft’s (the “Company”) $1,500,000,000 Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes of 2014 (CUSIP: 251525AN1, ISIN: US251525AN16) (the “Notes”) pursuant to the Capital Securities Indenture, dated as of November 6, 2014, among the Company, The Bank of New York Mellon, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas (“DBTCA”), as paying agent, calculation agent, transfer agent and registrar and authenticating agent, as supplemented by the First Supplemental Capital Securities Indenture, dated November 21, 2014, among the Company, the Trustee and DBTCA, as paying agent, calculation agent, transfer agent and registrar and authenticating agent (together, the “Capital Securities Indenture”), and pursuant to the prospectus supplement dated November 18, 2014, supplementing the prospectus dated November 6, 2014. Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Capital Securities Indenture.

The Company hereby notifies the Depositary Trust Company (“DTC”), the Holders, the Trustee and DBTCA that a Trigger Event has occurred with respect to the Notes. A Trigger Event has occurred because the Common Equity Tier 1 capital ratio pursuant to Article 92 (1) (a) CRR or any successor provision, determined on a consolidated basis, has fallen below 5.125 per cent.

Upon the occurrence of a Trigger Event, the terms of the Notes provide that the redemption amount and the nominal amount of the Notes will be reduced by the amount of the relevant write-down, as calculated in accordance with the Capital Securities Indenture. [Include the following if the amount of the write-down is known at the time of the notice of the Trigger Event. Otherwise, include the following in a separate notice of the amount of the write-down pursuant to Section 6.10(b).] [After giving effect to the write-down, the Notes will have a remaining nominal amount of $[•]. Accordingly, the Company hereby instructs DTC to indicate to all participants that payments of principal and interest are no longer payable with respect to the portion of the Notes that have been written down as of the date hereof.] [Include the following if the amount of the write-down is not known at the time of the notice of the Trigger Event.] [The Company will provide notice of the amount of the write-down within one month of [Date of Trigger Event] at which time the write-down expected to be effected.]

The Company further requests DTC to post this notice on its Reorganization Inquiry for Participants System (or such other system as DTC uses for providing notices to holders of securities).

Should DTC or any Holder have any inquiries, please contact:

[Deutsche Bank Aktiengesellschaft Contact Person]

[Telephone]

[Fax]

[Email]

B-1

Exhibit C

FORM OF NOTICE TO THE TRUSTEE AND THE PAYING AGENT FOR INFORMATIONAL PURPOSES

[Deutsche Bank Aktiengesellschaft Letterhead]

To: The Bank of New York Mellon Merck House Seldown Poole, Dorset BH15 1PX United Kingdom Attn: International Corporate Trust Services Email: corpsov2@bnymellon.com Fax: 01202 689600 Tel: 01202 689978	The Bank of New York Mellon 101 Barclay Street Floor 7-E New York, New York 10286 United States of America Attn: International Corporate Trust Fax: +1 (212) 815-5366

Deutsche Bank Trust Company Americas Trust and Agency Services 60 Wall Street, 16th Floor Mail Stop: NYC60-1630 New York, New York 10005 United States of America Facsimile: 01732 5784635

Re: Deutsche Bank Aktiengesellschaft’s $1,500,000,000 Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes of 2014 (CUSIP: 251525AN1, ISIN: US251525AN16) – Notice to DTC, the Trustee, the Paying Agent, Holders of the Occurrence of a Trigger Event

This notice is in relation to Deutsche Bank Aktiengesellschaft’s (the “Company”) $1,500,000,000 Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes of 2014 (CUSIP: 251525AN1, ISIN: US251525AN16) (the “Notes”) pursuant to the Capital Securities Indenture, dated as of November 6, 2014, among the Company, The Bank of New York Mellon, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas (“DBTCA”), as paying agent, calculation agent, transfer agent and registrar and authenticating agent, as supplemented by the First Supplemental Capital Securities Indenture, dated November 21, 2014, among the Company, the Trustee and DBTCA, as paying agent, calculation agent, transfer agent and registrar and authenticating agent (together, the “Capital Securities Indenture”), and pursuant to the prospectus supplement dated November 18, 2014, supplementing the prospectus dated November 6, 2014. Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Capital Securities Indenture.

The Company hereby notifies the Depositary Trust Company (“DTC”), the Holders, the Trustee and DBTCA that a Trigger Event has occurred with respect to the Notes. A Trigger Event has occurred because the Common Equity Tier 1 capital ratio pursuant to Article 92 (1) (a) CRR or any successor provision, determined on a consolidated basis, has fallen below 5.125 per cent.

Upon the occurrence of a Trigger Event, the terms of the Notes provide that the redemption amount and the nominal amount of the Notes will be reduced by the amount of the relevant write-down, as calculated in accordance with the Capital Securities Indenture. [Include the following if the amount of the write-down is known at the time of the notice of the Trigger Event. Otherwise, include the following in a separate notice of the amount of the write-down pursuant to Section 6.10(b).] [After giving effect to the write-down, the Notes will have a remaining nominal amount of $[—]. Accordingly, the Company hereby instructs DTC

C-1

to indicate to all participants that payments of principal and interest are no longer payable with respect to the portion of the Notes that have been written down as of the date hereof.] [Include the following if the amount of the write-down is not known at the time of the notice of the Trigger Event.] [The Company will provide notice of the amount of the write-down within one month of [Date of Trigger Event] at which time the write-down is expected to be effected.]

The Company further requests DTC to post this notice on its Reorganization Inquiry for Participants System (or such other system as DTC uses for providing notices to holders of securities).

Should DTC or any Holder have any inquiries, please contact:

[Deutsche Bank Aktiengesellschaft Contact Person]

[Telephone]

[Fax]

[Email]

C-2

Exhibit D

FORM OF NOTICE TO DTC AND FOR PUBLICATION AS A NOTICE TO HOLDERS

[Deutsche Bank Aktiengesellschaft Letterhead]

To:	The Depository Trust Company

55 Water Street, 25th Floor

New York, New York 10041-0099

United States of America

Attn: Mandatory Reorganization Department

Fax: +1 (212) 855-5488

Email: mandatoryreorgannouncements@dtcc.com

Re: Deutsche Bank Aktiengesellschaft’s $1,500,000,000 Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes of 2014 (CUSIP: 251525AN1, ISIN: US251525AN16) – Notice to DTC, the Trustee, the Paying Agent, Holders of Interest Cancellation

This notice is in relation to Deutsche Bank Aktiengesellschaft’s (the “Company”) 1,500,000,000 Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes of 2014 (CUSIP: 251525AN1, ISIN: US251525AN16) (the “Notes”) pursuant to the Capital Securities Indenture, dated as of November 6, 2014, among the Company, The Bank of New York Mellon, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas (“DBTCA”), as paying agent, calculation agent, transfer agent and registrar and authenticating agent, as supplemented by the First Supplemental Capital Securities Indenture, dated November 21, 2014, among the Company, the Trustee and DBTCA, as paying agent, calculation agent, transfer agent and registrar and authenticating agent (together, the “Capital Securities Indenture”), and pursuant to the prospectus supplement dated November 18, 2014, supplementing the prospectus dated November 6, 2014. Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Capital Securities Indenture.

The Company hereby notifies the Depositary Trust Company (“DTC”), the Holders, the Trustee and DBTCA that the Company has exercised its right, in its sole discretion, to cancel [all interest][identify portion thereof cancelled] payable on April 30, 20[—]. Accordingly, the Company hereby instructs DTC to indicate to all participants that [no interest][identify portion thereof cancelled] will be payable with respect the Notes on April 30, 20[—].

The Company further requests DTC to post this notice on its Reorganization Inquiry for Participants System (or such other system as DTC uses for providing notices to holders of securities).

Should DTC or any Holder have any inquiries, please contact:

[Deutsche Bank Aktiengesellschaft Contact Person]

[Telephone]

[Fax]

[Email]

D-1

Exhibit E

FORM OF NOTICE TO THE TRUSTEE AND THE PAYING AGENT FOR INFORMATIONAL PURPOSES

[Deutsche Bank Aktiengesellschaft Letterhead]

To: The Bank of New York Mellon Merck House Seldown Poole, Dorset BH15 1PX United Kingdom Attn: International Corporate Trust Services Email: corpsov2@bnymellon.com Fax: 01202 689600 Tel: 01202 689978	The Bank of New York Mellon 101 Barclay Street Floor 7-E New York, New York 10286 United States of America Attn: International Corporate Trust Fax: +1 (212) 815-5366

Deutsche Bank Trust Company Americas Trust and Agency Services 60 Wall Street, 16th Floor Mail Stop: NYC60-1630 New York, New York 10005 United States of America Facsimile: 01732 5784635

Re: Deutsche Bank Aktiengesellschaft’s $1,500,000,000 Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes of 2014 (CUSIP: 251525AN1, ISIN: US251525AN16) – Notice to DTC, the Trustee, the Paying Agent, Holders of Interest Cancellation

This notice is in relation to Deutsche Bank Aktiengesellschaft’s (the “Company”) $1,500,000,000 Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes of 2014 (CUSIP: 251525AN1, ISIN: US251525AN16) (the “Notes”) pursuant to the Capital Securities Indenture, dated as of November 6, 2014, among the Company, The Bank of New York Mellon, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas (“DBTCA”), as paying agent, calculation agent, transfer agent and registrar and authenticating agent, as supplemented by the First Supplemental Capital Securities Indenture, dated November 21, 2014, among the Company, the Trustee and DBTCA, as paying agent, calculation agent, transfer agent and registrar and authenticating agent (together, the “Capital Securities Indenture”), and pursuant to the prospectus supplement dated November 18, 2014, supplementing the prospectus dated November 6, 2014. Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Capital Securities Indenture.

The Company hereby notifies the Depositary Trust Company (“DTC”), the Holders, the Trustee and DBTCA that the Company has exercised its right, in its sole discretion, to cancel [all interest][identify portion thereof cancelled] payable on April 30, 20[—]. Accordingly, the Company hereby instructs DTC to indicate to all participants that [no interest][identify portion thereof cancelled] will be payable with respect the Notes on April 30, 20[—].

The Company further requests DTC to post this notice on its Reorganization Inquiry for Participants System (or such other system as DTC uses for providing notices to holders of securities).

E-1

Should DTC or any Holder have any inquiries, please contact:

[Deutsche Bank Aktiengesellschaft Contact Person]

[Telephone]

[Fax]

[Email]

E-2